Exhibit 99.2

SECURITIES PURCHASE AGREEMENT

Dated as of June__, 2008

by and among

QSGI INC.,

QUALTECH INTERNATIONAL CORPORATION,

 QUALTECH SERVICES GROUP, INC.,

QSGI-DPV INC.

QSGI-CCSI, INC.

THE BUYERS PARTY HERETO

and

VICTORY PARK MANAGEMENT, LLC,

as Administrative Agent and Collateral Agent

______________________________________________________________________________

$10,000,000 SENIOR SECURED NOTES AND SHARES OF COMMON STOCK

______________________________________________________________________________

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EXHIBITS

Exhibit A-1	Form of Revolving Note
Exhibit A-2	Form of Acquisition Note
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Security Agreement
Exhibit D	Trademark Security Agreement
Exhibit E	Form of Fee Letter
Exhibit F-1	Form of Notice of Revolving Note Purchase and Sale
Exhibit F-2	Form of Notice of Acquisition Note Purchase and Sale
Exhibit G	Funds Flow Letter
Exhibit H	Form of Outside Counsel Opinion
Exhibit I	Form of Irrevocable Transfer Agent Instructions
Exhibit J	Form of Secretary’s Certificate
Exhibit K	Form of Officer’s Certificate
Exhibit L	Post-Closing Obligations Letter
Exhibit M	Borrowing Base Certificate
Exhibit N	Monthly Compliance Certificate
Exhibit O	Form of Seller Subordination Agreement

SCHEDULES

Schedule 2.3(d)	Scheduled Amortization
Schedule 7.1	Subsidiaries
Schedule 7.5	Consents
Schedule 7.6	Subsidiary Rights
Schedule 7.7	Equity Capitalization
Schedule 7.8	Indebtedness and Other Contracts
Schedule 7.11	Title
Schedule 7.12	Intellectual Property Rights
Schedule 7.14	Absence of Certain Changes
Schedule 7.15	Absence of Litigation
Schedule 7.17	No Disagreements with Accountants and Lawyers
Schedule 7.18	No General Solicitation; Placement Agent’s Fees
Schedule 7.22	Conduct of Business; Regulatory Permits
Schedule 7.25	Environmental Laws
Schedule 7.27	ERISA
Schedule 7.31	SEC Documents; Financial Statements
Schedule 7.33	Transactions with Affiliates
Schedule 7.35	Acknowledgement Regarding Buyer’s Trading Activity
Schedule 8.7	Restricted Payments
Schedule 8.23	Dividends
Schedule 8.24	Use of Proceeds

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June__, 2008, by and among QSGI Inc., a Delaware corporation (“Parent”), QualTech International Corporation, a Delaware corporation (“International”), QualTech Services Group, Inc., a Delaware corporation (“Services”), QSGI-DPV Inc., a Delaware corporation (“DPV”),  QSGI-CCSI, INC., a Delaware corporation (“QSGI-CCSI”), (each of the foregoing companies, together with Parent, a “Company” and collectively, the “Companies”), the investors listed on the Schedule of Buyers attached hereto (each individually, a “Buyer” and collectively, the “Buyers”) and Victory Park Management, LLC, as administrative agent and collateral agent (the “Agent”) for the Buyers and the Holders (as defined herein).

WHEREAS, each of International, Services, and QSGI-CCSI is a wholly-owned direct subsidiary of Parent;

WHEREAS, upon the closing of the CCSI Acquisition, CCSI will be a wholly-owned indirect subsidiary of Parent;

WHEREAS, each of the Companies and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4.2 of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

WHEREAS, each of the Companies has authorized a new series of senior secured notes of the Companies;

WHEREAS, each Buyer wishes to purchase, and the Companies wish to sell, upon the terms and conditions stated in this Agreement, that principal amount of Notes, in substantially the form attached hereto as Exhibit A, at the First Closing as set forth opposite such Buyer’s name in column four (4) on the Schedule of Buyers and at each Subsequent Closing pursuant to the terms and conditions of Sections 3.2 and 3.3 hereof;

WHEREAS, in connection with the sale of the Notes at the First Closing, and as an inducement to the Buyers to purchase the Notes, Parent wishes to issue to the Buyers at the First Closing, upon the terms and conditions stated in this Agreement, shares of common stock, par value $0.001 per share, of Parent (or any capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock) (the “Common Stock”), as set forth opposite such Buyer’s name in column five (5) on the Schedule of Buyers (together with any Common Stock that Parent may be required to issue on Subsequent Closing Dates or pursuant to the Post-Closing Letter or Section 3.4, the “Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent and the Buyers are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which Parent has agreed to provide certain registration rights with respect to the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Companies and the Buyers are executing and delivering a Pledge and Security Agreement, substantially in the form attached hereto as Exhibit C (the “Security Agreement”), pursuant to which all of the assets and shares of the Companies will be pledged as Collateral to secure the Notes;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Companies and the Buyers are executing and delivering a Fee Letter, substantially in the form attached hereto as Exhibit E (the “Fee Letter”), pursuant to which the Companies shall pay and reimburse the Buyers for fees and expenses incurred in connection with the transactions contemplated hereunder; and

WHEREAS, the Notes and the Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, each Company and each Buyer hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning provided in the UCC.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

“Acquisition Closing” has the meaning set forth in Section 3.3.

“Acquisition Closing Date” has the meaning set forth in Section 3.3.

“Acquisition Closing Date Purchase Amount” has the meaning set forth in Section 3.3.

“Acquisition Notes” has the meaning set forth in Section 2.1(b).

“Acquisition Redemption Premium” means 110% of the unpaid principal amount of the Acquisition Notes being redeemed.

“Agent” has the meaning set forth in the introductory paragraph hereto.

“Appraisal” means, with respect to any Acquisition Closing, an enterprise value appraisal of the Companies and the business to be acquired in a form satisfactory to Agent and prepared by an independent appraiser acceptable to Agent for the benefit of the Buyers.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights of any Company or any of the Companies’ Subsidiaries, and (ii) the sale of Equity Interests in any of the Companies or any of the Companies’ Subsidiaries.

“Availability Payment Amount” has the meaning set forth in Section 2.3(b)(ii).

“Availability Payment Date” has the meaning set forth in Section 2.3(b)(ii).

“Availability Payment Event” has the meaning set forth in Section 2.3(b)(ii).

“Available Revolving Amount” means, at any time of determination, the result of (a) the lesser of (i) the Maximum Revolving Amount, and (ii) the Borrowing Base, minus (b) the principal amount of all Indebtedness outstanding under the Revolving Notes.

“Bad Debt” means an uncollectible account of any Company that would be required to be denoted as such or written off as a bad debt on a balance sheet prepared in accordance with GAAP.

“Bankruptcy Law” has the meaning set forth in Section 10.1(c).

“Borrowing Base” means as of any measurement date, an amount determined by the Agent, by reference to the most recent Borrowing Base Certificate, which is equal to the sum of (a) Eligible Accounts Receivable, plus (b) the lesser of (i) Eligible Pre-Billed Receivables, and (ii) $500,000, plus (c) Eligible Inventory (subject to in the case of clauses (a), (b) and (c) to confirmatory diligence by the Agent), less (d) reserves and allowances as the Agent deems proper or necessary in its Permitted Discretion (which shall include, without limitation, a reserve in the amount of fifteen percent (15%) of the value of all Inventory).

“Borrowing Base Certificate” means a certificate signed by the chief operating officer or chief financial officer of the Parent, in substantially the form attached hereto as Exhibit M and satisfactory to the Agent.

“Business Day” means any day other than Saturday or Sunday or any day that banks in Chicago, Illinois are required or permitted to close.

“Buyer” and “Buyers” has the meaning set forth in the introduction.

“Capital Asset” means, with respect to any Person, any asset that, in accordance with GAAP, is or should be included in the purchase of property or equipment or should otherwise be capitalized or is leased (in the case of a Capital Lease Obligation) by such Person.

“Capital Expenditures” means, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets, as computed in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalent Investment” means, at any time, (a) any evidence of debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Agent.
“CCSI Acquisition” means the acquisition by QSGI-CCSI of all of the stock of CCSI pursuant to the CCSI Acquisition Documents.

“CCSI Acquisition Documents” means the CCSI Stock Purchase Agreement and each other agreement, instrument and other document delivered in connection therewith.]

“CCSI Seller Debt” means the Indebtedness of QSGI-CCSI and Parent under the Subordinated Secured Convertible Note in the form attached to the CCSI Stock Purchase Agreement by QSGI-CCSI and Parent to John R. Riconda in the original principal amount of $10,000,000.

“CCSI Seller Subordination Agreement” has the meaning provided in Section 5.1(d).

“CCSI Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of May 6, 2008, between QSGI-CCSI, QSGI and John R. Riconda.

“Change of Control” means, with respect to any Company or Subsidiary, that such Company or Subsidiary shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not such Company or Subsidiary is the surviving corporation) another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Company or Subsidiary to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock, (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Closing Date” means the First Closing Date and each Subsequent Closing Date, as the context requires.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Security Agreement.

“Common Stock” has the meaning set forth in the recitals.

“Company” and “Companies” have the meaning set forth in the introduction.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Custodian” has the meaning set forth in Section 10.1(d).

“Destruction” means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Collateral (i) in excess of $100,000 in the aggregate for any Fiscal Year or (ii) that results in a Material Adverse Effect.

“Diligence Date” has the meaning set forth in Section 7.14.

“EBITDA” means, for any period, the sum of (i) Income from Operations, (ii) Depreciation and Amortization, and (iii) non-cash compensation expense (as each such item is determined in accordance with GAAP and reported in the Companies’ financial statements).

“Eligible Accounts Receivable” means eighty percent (80%) of the net amount of all Accounts of each Company, other than Ineligible Accounts Receivable.

“Eligible Inventory” means the fifty percent (50%) of the lesser of (a) cost (determined on a first in first out basis) or (b) market value of each Company’s Inventory, other than Ineligible Inventory.

“Eligible Pre-Billed Receivables” means sixty percent (60%) of the net amount of all Accounts of each Company that are only Ineligible Accounts Receivable as a result of being pre-billed and do not otherwise fall into any category listed in the definition of “Ineligible Accounts Receivable” and which (a) are invoiced in accordance with maintenance contracts that are not terminable before such Accounts could reasonably be expected to be collected, and (b) are not unpaid sixty (60) calendar days after the earlier of the original invoice date or due date.

“8-K Filing” has the meaning set forth in Section 8.26.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Company or any of their respective Subsidiaries or ERISA Affiliates.

“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as to any Company, any trade or business (whether or not incorporated) that is a member of a group which includes such Company and which is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any of the Companies, any of their Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any of the Companies, any of their Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any of the Companies, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any of the Companies, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Companies, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on any of the Companies, any of their Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any of the Companies, any of their Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning set forth in Section 10.1.

“Event of Default Notice” has the meaning set forth in Section 10.2(a).

“Event of Default Redemption” has the meaning set forth in Section 10.2(a).

“Event of Default Redemption Notice” has the meaning set forth in Section 10.2(a).

“Event of Default Redemption Notice” has the meaning set forth in Section 10.2(a).

“Event of Loss” means any Destruction to, or any Taking of, any asset or property of any of the Companies or any of their Subsidiaries for which such Person receives insurance proceeds, a condemnation award or other compensation.

“First Closing” has the meaning set forth in Section 3.1.

“First Closing Date” has the meaning set forth in Section 3.1.

“First Closing Purchase Price” has the meaning set forth in Section 3.1.

“First Closing Unfunded Amount” means $3,750,000 minus the Borrowing Base on the First Closing Date.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year of the Companies.

“Fiscal Year” means a fiscal year of the Companies.

“Fixed Charge Coverage Ratio” means, for any period, ratio of (a) the total for such period of EBITDA minus income taxes paid in cash minus (iii) all Capital Expenditures (excluding Acquisitions permitted hereunder) to (b) the sum for such period of (i) cash Interest Expense plus (iii) cash dividends paid by Parent, plus (iv) scheduled principal payments of Indebtedness and other debt service (other than interest), all payments of the CCSI Seller Debt and the scheduled redemptions of Notes but not including payments of Revolving Notes pursuant to Sections 2.3(b)(i) or 2.3(b)(ii)), as determined for the Companies on a consolidated basis, plus (v) without duplication, payments of capital lease obligations.

“Funds Flow Letter” has the meaning set forth in Section 4.1(b).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a holder of Note.

“Ineligible Account Receivable” means any Account (i) that is unpaid ninety (90) calendar days after the earlier of the original invoice date or due date; (ii) that is Bad Debt, (iii) that is a contra account, (iv) that is due and owing from any Affiliate or employee of the Companies, (v) that is owed by an account debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or other insolvency proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or (vi) for which there has been any breach of any representation, warranty, or covenant in this Agreement; (vii) for which the account debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment, to the extent of such assertion; (viii) that is owed by an account debtor that is not located in the United States of America or a province of Canada (other than Quebec) or which is not denominated in currency of the United States of America; (ix) on which Agent, for the benefit of Holders, does not have a first priority perfected security interest (x) accounts not invoiced or not earned by the final delivery of goods or rendition of services (including progress billings and that portion of Accounts for which an invoice has not been sent to the account debtor), (xi) owing by any unit of government, (xii) to the extent constituting advertising, finance charges, service charges or sales or excise taxes, (xiii) that have been restructured, extended, amended or modified, (xiv) owed by an account debtor to the extent that the aggregate balance of Accounts owed by such account debtor and its Affiliates exceed 15% of the aggregate amount of all Accounts (to the extent of such excess) or (xv) Accounts owed by an Account Debtor if 25% or more of the total amount of Accounts due from such Account Debtor in ineligible under clause (i) above, or (xvi) that is determined by the Agent, in its Permitted Discretion is unacceptable as an Eligible Account.  Accounts relating to a business acquired in an Acquisition shall be Ineligible Accounts Receivable until Agent has performed a field examination with respect to such business and the results of such examination are satisfactory to Agent.

“Ineligible Inventory” means any Inventory that (i) is restricted from being subject to a security interest in favor of the Agent or Holders, (ii) is not located on one (1) of the premises that is owned by the Companies, (iii) is in-transit, (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent’s sole determination, affect its market value, (iv) is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and such Company has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent (or authorized the filing of, as applicable), in form and substance acceptable to Agent, in its sole discretion, such UCC financing statements, warehouse receipts, waivers and other documents as Agent shall require in its sole discretion, (v) at any time more than thirty days after the First Closing Date, located at a premises leased by a Company unless the landlord has executed a landlord’s waiver in a form acceptable to Agent, (vi) work-in-process, (vii) Inventory that is damaged, defective, obsolete, slow moving in each case that is not currently salable in the normal course of a Company’s operations, (viii) Inventory that a Company has returned, attempted to return or intends to return to the vendor that is not currently salable in the normal course of a Company’s operations and any other Inventory that is not currently salable in the normal course of a Company’s operations, (ix) Inventory sold pursuant to a license unless the applicable licensor has agreed in writing to allow Agent to exercise rights and remedies against such Inventory, (x) on which Agent, for the benefit of holders, does not have a first priority perfected security interest and (xi) is determined by Agent in its Permitted Discretion that it is unacceptable as Eligible Inventory.  Inventory relating to a business acquired in an Acquisition shall be Ineligible Accounts Inventory until Agent has performed a field examination with respect to such business and the results of such examination are satisfactory to Agent.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (ix) banker’s acceptances; (x) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (xi) Hedging Obligations; (xii) obligations under convertible securities of the Companies, and (xiii) if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of any of the Companies or any of their Subsidiaries prepared in accordance with GAAP.  In addition, the term “Indebtedness” of Companies or their Subsidiaries, as applicable, includes (a) all Indebtedness of others secured by a Lien on any assets of any of the Companies or any of their Subsidiaries (whether or not such Indebtedness is assumed by the Companies or such Subsidiaries), (b) to the extent not otherwise included, the guarantee by any of the Companies or any of their Subsidiaries of any Indebtedness of any other Person (provided that the Indebtedness referred to in clause (vi) of the definition of “Permitted Indebtedness” (and payments and expense with respect thereto) shall not be included in calculating compliance with Sections 8.1(a), 8.1(b), 8.1(c) and 8.1(d) to the extent the amount guaranteed thereby does not exceed the outstanding  balance of the CCSI Seller Debt), and (c) to the extent not otherwise included, for the purposes of calculating compliance with Section 8.1(b), the amount necessary at any time of determination to redeem all outstanding Series A Preferred Stock.

“Insolvent” means, with respect to each Company or Subsidiary, (i) the present fair saleable value of such Company’s or Subsidiary’s assets is less than the amount required to pay such Company’s or Subsidiary’s total Indebtedness as applicable, (ii) such Company or Subsidiary is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Company or Subsidiary intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Company or Subsidiary has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Interest Expense” means interest expense, as determined in accordance with GAAP and reported in the Companies’ financial statements.

“Inventory” has the meaning provided in the UCC.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Equity Security, by making any loan or advance, by becoming contingently liable in respect of obligations of such other Person or by making an Acquisition.

“Investors” has the meaning provided in Section 8.18.

“Junior Debt” means (a) CCSI Seller Debt and (b) the unsecured Indebtedness of the Companies in an amount not to exceed $250,000 that is subordinated in right of payment (whether principal, interest, or otherwise) on terms and conditions satisfactory to the Required Holders.

“Late Charge” has the meaning provided in Section 2.4.

“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; any option or other agreement to sell or give a security interest therein and any filing of, or agreement to file, any financing statement under the UCC (or equivalent statutes of any jurisdiction).

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, the Collateral, results of operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries, taken as whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of each of the Companies to perform its obligations under any Transaction Document.

“Maturity Date” means the earlier of (a) December 1, 2010 and (b) such earlier date as the unpaid principal balance of all outstanding Notes becomes due and payable pursuant to the terms of this Agreement and the Notes.

“Maximum Acquisition Amount” means, with respect to any Acquisition Closing, the result of (a) the lesser of (i) the Maximum Commitment minus the sum of (A) all reductions of Acquisition Notes pursuant to Section 2.3(d), plus (B) all redemptions of Notes, and (ii) 30% of the enterprise value of the Companies and the business to be acquired as set forth in Acquisition Appraisal, minus (b) the sum of (i) the aggregate amount of all outstanding Acquisition Notes not including those to be issued upon such Acquisition Closing, plus (ii) the Maximum Revolving Amount.

“Maximum Commitment” means the lesser of (a) $10,000,000, and (b) the amount which when multiplied by 110% equals the maximum amount of the “Senior Liabilities” (under and as defined in the CCSI Seller Subordination Agreement), which amount is $7,500,000 on the First Closing Date.

“Maximum Revolving Amount” means the initial principal amount of all Revolving Notes issued hereunder minus the sum of all redemptions of Revolving Notes.

“Maximum Subsequent Revolving Issuance Amount” means, with respect to any Revolving Notes being issued an a Subsequent Revolving  Closing Date, the Maximum Commitment Amount minus the stated principal amount of all other Revolving Notes and all Acquisition Notes issued previously or contemporaneously with such Revolving Notes.

“Mortgage” means a mortgage or deed or trust, in form and substance satisfactory to the Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“1933 Act” has the meaning set forth in the recitals.

“1934 Act” has the meaning set forth in Section 7.34.

“Notes” means the Revolving Notes and Acquisition Notes.

“Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, Interest (including, but not limited to Interest calculated at the Default Rate), Late Charges and other expenses, of the Companies to the Agent and the Holders or to any parent, affiliate or subsidiary of such Holders of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

“Outside Legal Counsel” means McDonald Hopkins LLC.

“Payment Quarter” means the period beginning on and including the Issuance Date and ending on and including every successive three (3) month anniversary thereof until the Maturity Date or until all amounts under the Notes have been paid in full.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition” means (a) the CCSI Acquisition and (b) any Acquisition permitted in the discretion of Agent, which permission shall not be unreasonably with held and for which appraisal satisfactory to Agent have been obtained.

“Permitted Acquisition Redemption Amount” has the meaning set forth in Section 2.3(a)(ii).

“Permitted Discretion” shall mean Agent’s discretion exercised in good faith (as defined in Article 1 of the UCC) and in a manner that is consistent with reasonable business judgment from the perspective of a secured asset-based lender.

“Permitted Indebtedness” means (i) Indebtedness outstanding as of the First Closing Date as set forth on Schedule 7.8, (ii) the Junior Debt, (iii) other equipment financing transactions that (x) do not require payments by any Company or Subsidiary individually or in the aggregate in excess of $10,000 in any month and to the extent secured by Liens, such Liens do not extend beyond the specific equipment being financed or (y) are on terms and conditions reasonably satisfactory to the Agent and the Required Holders, (iv) all obligations of the Parent with respect to the Series A Preferred Stock outstanding on the First Closing Date or issued to pay dividends on the Series A Preferred Stock, (v) Indebtedness owing from one Company to another Company, and (vi) following the CCSI Acquisition, Indebtedness of CCSI under its guaranty of Indebtedness owing by John Riconda to Lehman Brothers; provided that the total principal amount of Indebtedness guaranteed thereby since the First Closing Date does not exceed $2,215,000.

“Permitted Liens” means (i) Liens securing the Companies’ obligations under the Notes, and (ii) Liens securing Permitted Indebtedness, excluding the Junior Debt (but only to the extent that such Liens are permitted under the definition of Permitted Indebtedness).

“Permitted Redemption” means any redemption of Notes permitted pursuant to Section 2.3(a).

“Permitted Redemption Date” means the date on which the Companies elect to redeem either Revolving Notes or Acquisition Notes.

“Permitted Redemption Notice” has the meaning set forth in Section 2.3(a)(i).

“Permitted Revolving Redemption Amount” has the meaning set forth in Section 2.3(a)(i).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Post-Closing Obligations Letter” means that certain letter agreement dated the First Closing Date, in the form of Exhibit L attached hereto, by and among the Companies, the initial holders of the Notes, and the Agent.

“Prime Rate” means the rate of interest per annum announced from time to time by Citibank, N.A. as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective.

“Principal Market” has the meaning set forth in Section 7.4.

“Proceeding” has the meaning set forth in Section 7.15.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Monthly Compliance Certificate” means a certificate signed by a responsible officer of Parent, in substantially the form attached hereto as Exhibit N and reasonably satisfactory to the Holder or Agent, as applicable.

“Readvance” has the meaning specified in Section 2.3(b)(ii).

“Readvance Date” has the meaning specified in Section 2.3(b)(ii).

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the First Closing Date by and among the Companies and the initial holders of the Notes.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Regulation D” has the meaning set forth in the recitals.

“Reporting Period” has the meaning set forth in Section 8.18.

“Required Holders” means at any time (i) the Holders of Notes representing at least seventy percent (70%) of the aggregate principal amount of the Notes then outstanding, plus (ii) the Buyers representing at least seventy percent (70%) of the aggregate principal amount of the then unfunded amount of commitments to purchase Notes on a Subsequent Closing.

“Revolving Notes” has the meaning set forth in Section 2.1(a).

“Schedules” has the meaning set forth in ARTICLE 7.

“SEC” has the meaning set forth in the recitals.

“SEC Documents” has the meaning set forth in Section 7.31.

“Securities” has the meaning set forth in the recitals.

“Security Agreement” means that certain Pledge and Security Agreement dated as of First Closing Date by and among the Companies and the initial holders of the Notes.

“Security Documents” means the Security Agreement, the Mortgages, if any, and all other instruments, documents and agreements delivered by any of the Companies or any of their Subsidiaries in order to grant to any holder of a Note, a Lien on any real, personal or mixed Property of the Companies or one of their Subsidiaries as security for the obligations under the Notes.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of Parent.

“Series A Preferred Stock Documents” means all purchase agreements, registration rights agreements and other agreements, instruments and documents executed or entered into in connection with the Series A Preferred Stock.

“Shares” has the meaning set forth in the recitals.

“Stockholders’ Equity” means Stockholders’ Equity, as determined in accordance with GAAP and reported in the Companies’ financial statements.

“Subsequent Closing” means each Subsequent Revolving Closing and each Acquisition Closing.

“Subsequent Closing Date” means each Subsequent Revolving Closing Date and each Acquisition Closing Date.

“Subsequent Closing Purchase Price” means the Subsequent Revolving Closing Purchase Price or the Acquisition Purchase Price, as applicable.

“Subsequent Revolving Closing” has the meaning set forth in Section 3.2.

“Subsequent Revolving Closing Date” has the meaning set forth in Section 3.2.

“Subsequent Revolving Closing Date Purchase Amount” has the meaning set forth in Section 3.2.

“Subsidiaries” has the meaning set forth in Section 6.1.

“Successor Entity” means the Person, which may be any of the Companies, formed by, resulting from or surviving any Change of Control or the Person with which such Change of Control shall have been consummated with.

“Taking” means any taking of any property of any of the Companies or any of their Subsidiaries or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of such assets or any portion thereof, by any Governmental Authority, civil or military (i) in excess of $100,000 in the aggregate for any Fiscal Year or (ii) that results in a Material Adverse Effect.

“Total Debt” means all Indebtedness of the Companies’ determined on a consolidated basis.

“Transaction Documents” has the meaning set forth in Section 7.2.

“UCC” has the meaning set forth in Section 7.13.

           “Yield Maintenance Premium” shall be equal to the greater of (i) one percent (1%) of the unredeemed Notes immediately prior to the applicable redemption or (ii) the excess, if any, of (A) the present value (“PV”) of all scheduled interest (determined with reference to the interest rate then in effect) and all scheduled redemptions in respect of the unredeemed Notes immediately prior the applicable redemption for the period from the date of such redemption to the scheduled maturity date, including the amount of the Notes scheduled to be redeemed on the scheduled maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the amount of the Notes immediately before such redemption (i.e., (PV of all future payments) - (principal balance at time of redemption)).  The foregoing amount shall be calculated by Agent and shall be conclusive and binding on Companies (absent manifest error).  For purposes of the calculation of the Yield Maintenance Premium, payments under Section 2.3(b) shall not reduce the amount of outstanding Notes.

For purposes hereof, “Index” means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (“FRB Release”), for the second full week preceding the date of acceleration of the Maturity Date for instruments having a maturity coterminous with the remaining term of the Notes.  If the FRB Release is no longer published, Agent shall select a comparable publication to determine the Index.  If there is no Index for instruments having a maturity coterminous with the remaining term of the Notes, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

ARTICLE 2

AUTHORIZATION OF ISSUE

Section 2.1                                  Senior Secured Notes.

(a)           Revolving Notes. The Companies have authorized the issue to the Buyers of senior secured notes in the aggregate principal amount up to the Maximum Commitment, to be dated the date of issue thereof, to mature December 1, 2010, to bear interest as provided in Section 2.2 below and to be in the form of Exhibit A-1 hereto (the “Revolving Notes”).  The term “Revolving Notes” as used herein shall include each such senior secured note delivered pursuant to any provision of this Agreement and each such senior secured note delivered in substitution or exchange for, or otherwise in respect of, any other Note pursuant to any such provision.

(b)           Acquisition Notes.  The Companies may from time to time issue to the Buyers senior secured notes in an aggregate amount not exceeding the Maximum Acquisition Amount to finance a portion of the cost of Acquisitions permitted under this Agreement, to be dated the date of issue thereof, to mature December 1, 2010, to bear interest as provided in Section 2.2 below and to be in the form of Exhibit A-2 hereto (the “Acquisition Notes”).  The term “Acquisition Notes” as used herein shall include each such senior secured note delivered pursuant to any provision of this Agreement and each such senior secured note delivered in substitution or exchange for, or otherwise in respect of, any other Note pursuant to any such provision.

Section 2.2                                  Interest.

 The Companies shall pay interest on the unpaid principal amount of the Notes at the rates, time and manner set forth below.

(a)           Rate of Interest.  Each Note shall bear interest on the unpaid principal amount thereof from the date issued through the date such Note is paid in full (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at a rate per annum equal to the greater of (i) the Prime Rate plus seven percent (7.00%) and (ii) twelve percent (12.00%) (as adjusted pursuant to the terms of this Section 2.2, the “Interest Rate”).  Interest on each Note shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears for each Payment Quarter on the first day of the succeeding Payment Quarter during the period beginning on the date such Note is issued (the “Issuance Date”) and ending on, and including, the Maturity Date (each, an “Interest Date”).

(b)           Interest Payments.  Interest on each Note shall be payable on each Interest Date or at any such other time the Notes become due and payable (whether by acceleration, redemption or otherwise), to the record holder of such Note on the applicable Interest Date, in cash.  Each Interest Date shall be considered the last day of an accrual period for U.S. federal income tax purposes.  Notwithstanding anything herein to the contrary, any payment of accrued but unpaid interest due and owing on any Note shall be made by cash only by wire transfer of immediately available funds.

(c)           Default Rate.  Upon the occurrence of any Event of Default, the Notes shall bear interest on the unpaid principal amount thereof at a rate per annum equal to twenty percent (20%) (the “Default Rate”) from the occurrence of the Event of Default through and including the date such Event of Default is cured.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that Interest as calculated and unpaid at the Default Rate during the continuance of such Event of Default shall continue to be due to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(d)           Savings Clause.  In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Holders have received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the principal amount then outstanding under the Notes to the extent permitted by applicable law, and any excess interest remaining after such application shall be refunded promptly to the Companies.

Section 2.3                                  Redemptions and Payments.

(a)           Permitted Redemption.

(i)           At any time on or after the Closing Date, but subject to Section 8.31, the Companies may, at their option, elect to pay to the Holders of the Revolving Notes the Permitted Revolving Redemption Amount (as defined below), on the Permitted Redemption Date, by redeeming the principal amount of any Revolving Notes, in whole or in part (but in minimum increments of Two Hundred Fifty Thousand Dollars ($250,000)), (a “Permitted Redemption”); provided, that no Company has knowledge that an Event of Default (including, but not limited to a Change of Control) exists or will exist on the date of the Permitted Redemption.  On or prior to the date which is the sixth (6th) Business Day prior to the applicable Permitted Redemption Date, the Companies shall deliver written notice (each, a “Permitted Redemption Notice”) to the Holders stating (i) the amount which the Companies elect to redeem pursuant to a Permitted Revolving Redemption (the “Permitted Revolving Redemption Amount”), which Permitted Revolving Redemption Amount shall be equal to the unpaid principal amount of the applicable Revolving Notes being redeemed, together with accrued and unpaid Interest with respect to such the principal amount being redeemed and accrued and unpaid Late Charges with respect to such Permitted Revolving Redemption Amount and (ii) the Permitted Redemption Date.

(ii)           At any time on or after the nine (9) month anniversary of the issuance of any Acquisition Notes, but subject to Section 8.31, the Companies may, at their option, elect to pay to the Holders of such Acquisition Notes the Permitted Acquisition Redemption Amount (as defined below), by making a Permitted Redemption; provided, that such Permitted Redemption occurs prior to the maturity of the applicable Notes and no Company has knowledge that an Event of Default (including, but not limited to a Change of Control) exists or will exist on the date of the Permitted Redemption.  On or prior to the date which is the sixth (6th) Business Day prior to the applicable Permitted Redemption Date, the Companies shall deliver a Permitted Redemption Notice to the Holders stating (i) the amount which the Companies elect to redeem pursuant to a Permitted Redemption (the “Permitted Acquisition Redemption Amount”), which Permitted Acquisition Redemption Amount shall be equal to Acquisition Redemption Premium, together with accrued and unpaid Interest with respect to the principal amount being redeemed and accrued and unpaid Late Charges with respect to such principal and Interest and (ii) the Permitted Redemption Date.

(iii)           Each Permitted Redemption Notice delivered pursuant to this subsection shall be irrevocable.  If the Companies elect to redeem pursuant to a Permitted Redemption under Section 2.3(a), then the Permitted Revolving Redemption Amount or the Permitted Acquisition Redemption Amount, as applicable, which is to be paid to the Holders on the applicable Permitted Redemption Date shall be redeemed by the Companies on such Permitted Redemption Date, and the Companies shall pay to the Holders on such Permitted Redemption Date, by wire transfer of immediately available funds an amount in cash equal to the Permitted Revolving Redemption Amount and/or the Permitted Acquisition Redemption Amount, as applicable.

(b)           Fluctuations in Revolving Note Balances.

(i)           On the first (1st) Business Day of week, the Companies may, upon two (2) Business Days prior written notice to Agent, but subject to Section 8.31, pay principal amounts outstanding under the Revolving Notes in minimum increments of $250,000.  Such payments shall not constitute a redemption or Permitted Redemption of any Revolving Notes and the Companies may request that such amounts be readvanced by the Holders to the extent provided in clause (iii) of this Section 2.3(b).  No amounts paid under this clause (i) shall accrue interest until readvanced.

(ii)           If a Borrowing Base Certificate delivered pursuant to this Agreement shows that the Borrowing Base is less than the outstanding principal amount of the Revolving Notes (an “Availability Payment Event”), the Borrowing Base Certificate shall set forth the Availability Payment Date (as defined below) and amount to be paid by the Companies, which shall be equal to the outstanding principal amount of the Revolving Notes minus the Borrowing Base being redeemed, together with accrued and unpaid Interest with respect to the principal amount being paid and accrued and unpaid Late Charges with respect to such principal and Interest (“Availability Payment Amount”).  Upon the occurrence of an Availability Payment Event, the Companies shall pay to the Holders of the Revolving Notes on the date of such occurrence (the “Availability Payment Date”), the Availability Payment Amount by paying principal and accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such principal and Interest in accordance with this Section 2.3(b) (“Availability Payment”).  The Availability Payment Amount shall be paid by the Companies on such Availability Payment Date by paying to the Holders on a pro rata basis on such Availability Payment Date, an amount in cash equal to the Availability Payment Amount.  Availability Payments shall not constitute a redemption of any Revolving Notes and the Companies may request that the amount of such payments be readvanced by the Holders to the extent provided in clause (iii) of this Section 2.3(b).  No amounts paid under this clause (ii) shall accrue interest until readvanced.

(iii)           On the first (1st) Business Day of each week (a “Readvance Date”) Companies may request, on two (2) Business Day’s prior written notice, that the Holders of Revolving Notes readvance (or advance, in the case of the First Closing Unfunded Amount) in minimum increments of $250,000 principal amounts paid pursuant to clauses (i) and (ii) of this Section 2.3(b) (and not previously readvanced) with respect to Revolving Notes that have not since been redeemed (each such readvance, a “Readvance”) plus any portion of the First Closing Unfunded Amount that has not been advanced.  Subject to the satisfaction (or waiver) of the conditions set forth in Section 5.3 below, the Holders of Revolving Notes shall readvance or advance, as applicable, the amount so requested no later than 4:00 p.m. Chicago time on such Business Day in accordance with the Companies’ instructions; provided in no event shall the Holders of Revolving Notes be required to readvance or advance more than the Available Revolving Amount.

(c)           Intentionally omitted.

(d)           Scheduled Amortization.  The Companies shall pay to the Holders, scheduled amortization payments, with respect to the Acquisition Notes, as set forth on Schedule 2.3(d).

(e)           Application of Redemption Payments and Availability Payments. All Permitted Redemptions made with respect to any Revolving Notes issued a on Closing Date, shall be made on a pro rata basis with respect to the outstanding Revolving Notes issued on the such Closing Date.  All Permitted Redemptions made with respect to Acquisition Notes that are issued on a Closing Date shall be made on a pro rata basis with respect to the outstanding Acquisition Notes issued on any such Closing Date.  All Revolving Payments and Availability Payments shall be made on a pro rata basis to pay all outstanding Revolving Notes.

Section 2.4                                  Payments.

  Whenever any payment of cash is to be made by any of the Companies to any Person pursuant to the Notes, such payment shall be made in lawful money of the United States of America by a check drawn on the account or accounts of the Companies and sent via overnight courier service to such Person at such address as previously provided to the Companies in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that any Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Companies with prior written notice setting out such request and such Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of any Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount due under the Transaction Documents (other than principal and Interest, if the same are already accruing interest at the Default Rate), which is not paid when due shall result in a late charge being incurred and payable by the Companies in an amount equal to interest on such amount at the rate of fifteen percent (15.00%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

Section 2.5                                  Dispute Resolution.

  Except as otherwise provided herein, in the case of a dispute as to the determination of any amounts due and owing pursuant to a redemption under Section 2.3 or otherwise or any other similar or related amount, the Companies shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt, or deemed receipt, of the applicable notice or dispute to the Agent and the Holders.  If the Agent and the Holders and the Companies are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Agent and the Holders, then the Companies shall, within three (3) Business Days submit via facsimile the disputed determinations or arithmetic calculations to an independent outside national accounting firm specified by Agent.  The Companies, at the Companies’ expense, shall cause the accountant to perform the determinations or calculations and notify the Companies and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  In the event of any dispute regarding any amount to be repaid pursuant to Section 2.3(b)(ii), Companies shall pay to the Agent in accordance with Section 2.3(b)(ii) the amount determined by the Agent to be owing pending the resolution of such dispute as provided above.

Section 2.6                                  Taxes.

(a)           Any and all payments by or on behalf of the Companies hereunder and under any Transaction Document shall be made, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings that are or would be applicable to the Holders, and all liabilities with respect thereto, excluding (x) income taxes imposed on the net income of a Holder and (y) franchise taxes imposed on the net income of a Holder, in each case by the jurisdiction under the laws of which such Holder is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which a Holder engages in business activity other than activity arising solely from the Holder having executed this Agreement and having enjoyed its rights and performed its obligations under this Agreement or any Transaction Document or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called “Taxes”).  If a Company must deduct any Taxes from or in respect of any sum payable hereunder or under any other Transaction Document to a Holder, (x) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6 such Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (y) such Company shall make such deductions and (z) such Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           The Companies will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Transaction Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Transaction Document that are or would be applicable to the Holders (“Other Taxes”).

(c)           The Companies jointly and severally agree to indemnify each Holder for the full amount of Taxes and Other Taxes paid by such Holder and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability prepared by such Holder absent manifest error, shall be final conclusive and binding for all purposes.  Such indemnification shall be made within thirty (30) days after the date such Holder makes written demand therefor.  The Companies shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by a Holder for which any Company has previously paid any additional amount or indemnified such Holder and which leaves the Holder, after such Company’s receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Holder.  The Holder shall have sole discretion as to whether (and shall in no event be obligated) to make any such claim for any refund of any Taxes or Other Taxes.

Section 2.7                                  Reissuance.

(a)           Transfer.  If any Note is to be transferred, the Holder shall surrender such Note to the Companies, whereupon the Companies will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with this Section 2.7, registered as the Holder may request, representing the outstanding principal being transferred by the Holder and, if less than the entire outstanding principal is being transferred, a new Note (in accordance with this Section 2.7 to the Holder representing the outstanding principal not being transferred.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Companies of evidence reasonably satisfactory to the Companies of the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Companies (provided, however, that if the Holder is an institutional investor, the affidavit of an authorized partner or officer of such Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no indemnity agreement or other security shall be required) and (ii) in the case of mutilation, upon surrender and cancellation of this Note, the Companies shall execute and deliver to the Holder a new Note (in accordance with this Section 2.7 representing the outstanding principal.

(c)           Note Exchangeable for Different Denominations.  The Notes are exchangeable, upon the surrender thereof by the Holder at the principal office of the Companies, for a new Note or Notes (in accordance this Section 2.7 and in principal amounts of at least $250,000) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes.  Whenever the Companies are required to issue a new Note pursuant to the terms of this Agreement or the Notes, such new Note (i) shall be of like tenor with the Note being replaced, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to paragraph (a) or (b) of this Section 2.7, the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under the Note being replaced immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of the Note being replaced, (iv) shall have the same rights and conditions as the Note being replaced, and (v) shall represent accrued Interest on the principal and Late Charges of the Note being replaced, from the Issuance Date.

Section 2.8                                  Registers.

  The Companies shall maintain at their office in Hightstown, New Jersey (or such other office or agency of the Companies as they may designate by notice to each holder of Securities), a register for the Notes in which the Companies shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such Person.  Each of the Companies shall keep the register open and available at all times during business hours for inspection of any Holder or its legal representatives (or the Parent may maintain such register on behalf of all of the Companies).  Parent shall cause its transfer agent to maintain a register for the Shares which shall record the name and address of the Person in whose name the Shares have been issued (including the name and address of each transferee) and the number of Shares held by such Person.  Parent shall cause the transfer agent to keep the register open and available upon reasonable request for inspection by any Buyer or its legal representatives.

Section 2.9                                  Maintenance of Registers~~.~~

Notwithstanding anything to the contrary contained herein, the Notes are registered obligations and the right, title, and interest of each Buyer and its assignees in and to such Notes shall be transferable only upon notation of such transfer in the Register.  The Notes shall only evidence a Buyer’s or its assignee’s right, title and interest in and to the related Notes, and in no event is any such Note to be considered a bearer instrument or obligation.  This Section 2.9 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

Section 2.10                                  Transfer Agent Instructions.

 Parent shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Shares in such amounts as specified from time to time by each Buyer to Parent in the form of Exhibit I attached hereto (the “Irrevocable Transfer Agent Instructions”).  Parent warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 2.10, and stop transfer instructions to give effect to Section 6.4 and Section 6.5 hereof, will be given by Parent to its transfer agent with respect to the Shares, and that the Shares shall otherwise be freely transferable on the books and records of Parent, as applicable, and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of Shares in accordance with Section 6.4 and Section 6.5, Parent shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to such Buyer, assignee or transferee, as the case may be, without any restrictive legend.  Each Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, each Company acknowledges that the remedy at law for a breach of its obligations under this Section 2.10 will be inadequate and agrees, in the event of a breach or threatened breach by Parent or any Company of the provisions of this Section 2.10, that a Buyer shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 2.11                                  Common Stock.

 The Parent has authorized the issue to the Buyers of 1,125,000 Shares of Common Stock, in the aggregate, as of the First Closing Date, and the issuance to Buyers of Shares of Common Stock in the amounts and at the times required pursuant to the Post-Closing Obligations Letter and Section 3.4.  In addition, in connection with the issuance of any Acquisition Notes after the first Closing Date, the Parent will authorize the issue to the Buyers of 30,000 Shares of Common Stock per $250,000 of Notes issued.  The term as used herein shall include each Share delivered pursuant to any provision of this Agreement and all Shares or other capital stock issued in substitution or exchange for, or otherwise in respect of, such Shares.

ARTICLE 3

PURCHASE AND SALE OF NOTES AND SHARES

Section 3.1                                  First Closing.

 In consideration for each Buyer’s payment of its pro rata share of the First Closing Purchase Price (as defined below), which is set forth opposite such Buyer’s name in column six (6) of the Schedule of Buyers, (i) the Companies shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Companies on the First Closing Date (as defined below), a principal amount of Revolving Notes, in substantially the form attached hereto as Exhibit A-1, as is set forth opposite such Buyer’s name in column four (4) on the Schedule of Buyers, and (ii) Parent shall issue to each Buyer on the First Closing Date the number of Shares of Common Stock as is set forth opposite such Buyer’s name in column five (5) on the Schedule of Buyers.  The closing (the “First Closing”) of the purchase of such Securities by the Buyers shall occur at the offices of Much Shelist, 191 North Wacker Drive, Suite 1800, Chicago, Illinois 60606.  The date and time of the First Closing (the “First Closing Date”) shall be 10:00 a.m., Chicago time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the First Closing set forth in Section 4.1 and Section 4.2 below (or such later date as is mutually agreed to by the Companies and each Buyer).  The aggregate purchase price (the “First Closing Purchase Price”) of the Notes and Shares to be purchased by the Buyers at the First Closing shall be equal to $3,750,000.  On the First Closing Date, (i) each Buyer shall pay its pro rata share of the First Closing Purchase Price (less the First Closing Unfunded Amount) to the Companies for the Notes and Shares to be issued and sold to such Buyer at the First Closing, by wire transfer of immediately available funds in accordance with the Companies’ written wire instructions (or as otherwise instructed by the Companies) which shall be provided to the Buyers at least three (3) business days prior to the First Closing, and (ii) the Companies shall deliver to each Buyer (A) the Notes (in the denominations as such Buyer shall have requested prior to the First Closing) which such Buyer is then purchasing, duly executed on behalf of the Companies and registered in the name of such Buyer or its designee and (B) certificates representing the Shares (in the denominations as such Buyer shall have requested prior to the First Closing) which such Buyer is then purchasing, duly executed on behalf of Parent and registered in the name of such Buyer or its designee.

Section 3.2                                  Subsequent Revolving Closings.

 Subject to the satisfaction (or waiver) of the conditions set forth in Section 4.2 and Section 5.2 below, in consideration for each Buyer’s payment of its pro rata share of the Subsequent Revolving Closing Purchase Price (as defined below), (i) the Companies shall issue and sell to each Buyer listed on column two (2) of the Schedule of Buyers, and each such Buyer severally, but not jointly, agrees to purchase from the Companies on each Subsequent Revolving Closing Date (as defined below), a principal amount of Revolving Notes up to an amount not to exceed the Maximum Subsequent Revolving Issuance Amount in the aggregate, in substantially the form attached hereto as Exhibit A-1, as is set forth in a notice of revolving note purchase and sale (“Notice of Note Purchase and Sale”) in the form attached hereto as Exhibit F-1 delivered by the Companies to each such Buyer at least six (6) Business Days prior to each proposed Subsequent Revolving Closing Date (defined below), and (ii) Parent shall issue to each such Buyer its pro rata share of the number of shares of Common Stock to be issued on such Subsequent Revolving Closing Date as determined pursuant to Section 2.11.  Each closing after the First Closing (each a “Subsequent Revolving Closing”) of the purchase of such Revolving Notes by any Buyers shall occur at the offices of Much Shelist, 191 North Wacker Drive, Suite 1800, Chicago, Illinois 60606.  The date and time of each Subsequent Revolving Closing (the “Subsequent Revolving Closing Date”) shall be 10:00 a.m., Chicago time, on the day that is three (3) Business Days following the date on which the conditions set forth in Section 5.2 shall be satisfied or waived in accordance with this Agreement.  The aggregate purchase price (the “Subsequent Revolving Closing Purchase Price”) of the Notes to be purchased by the Buyers at each Subsequent Revolving Closing shall be equal to a minimum of $250,000 and multiple integrals of $250,000 above such minimum amount.  On each Subsequent Revolving Closing Date, (i) each applicable Buyer shall pay its pro rata share of the Subsequent Revolving Closing Purchase Price to the Companies for the Notes to be issued and sold to such Buyer at the Subsequent Revolving Closing, by wire transfer of immediately available funds in accordance with the Companies’ written wire instructions, and (ii) the Companies shall deliver to each Buyer the Notes (in the denominations as such Buyer shall have requested prior to the Subsequent Revolving Closing) which such Buyer is then purchasing, duly executed on behalf of the Companies and registered in the name of such Buyer or its designee.

Section 3.3                                  Acquisition Closings.

 Subject to the satisfaction (or waiver) of the conditions set forth in Section 4.2 and Section 5.2 below and provided that the related Acquisition is a Permitted Acquisition (other than the CCSI Acquisition), in consideration for each Buyer’s payment of its pro rata share of the Acquisition Closing Purchase Price (as defined below), (i) the Companies shall issue and sell to each Buyer listed on column two (2) of the Schedule of Buyers, and each such Buyer severally, but not jointly, agrees to purchase from the Companies on each Acquisition Closing Date (as defined below), a principal amount of Acquisition Notes up to an amount not to exceed the Maximum Acquisition Amount, in substantially the form attached hereto as Exhibit A-2, as is set forth in a notice of acquisition note purchase and sale (“Notice of Note Purchase and Sale”) in the form attached hereto as Exhibit F-2 delivered by the Companies to each such Buyer at least six (6) Business Days prior to each proposed Acquisition Closing Date (defined below), and (ii) Parent shall issue to each such Buyer its pro rata share of the number of shares of Common Stock to be issued on such Acquisition Closing Date as determined pursuant to Section 2.11  Each closing after the First Closing Date (each a “Acquisition Closing”) of the purchase of such Notes by any Buyers shall occur at the offices of Much Shelist, 191 North Wacker Drive, Suite 1800, Chicago, Illinois 60606.  The date and time of each Acquisition Closing (the “Acquisition Closing Date”) shall be 10:00 a.m., Chicago time, on the day that is three (3) Business Days following the date on which the conditions set forth in Section 5.2 have been satisfied or waived in accordance with this Agreement (provided such Acquisition Notes shall only be issued contemporaneously with the closing of the Acquisition of the of the business included in the Appraisal obtained for such Acquisition Closing).  The aggregate purchase price (the “Acquisition Closing Purchase Price”) of the Notes to be purchased by the Buyers at each Acquisition Closing shall be equal to a minimum of $250,000 and multiple integrals of $250,000 above such minimum amount.  On each Acquisition Closing Date, (i) each applicable Buyer shall pay its pro rata share of the Acquisition Closing Purchase Price to the Companies for the Notes to be issued and sold to such Buyer at the Acquisition Closing, by wire transfer of immediately available funds in accordance with the Companies’ written wire instructions, and (ii) the Companies shall deliver to each Buyer the Notes (in the denominations as such Buyer shall have requested prior to the Acquisition Closing) which such Buyer is then purchasing, duly executed on behalf of the Companies and registered in the name of such Buyer or its designee.

Section 3.4                                  Additional Common Stock Issuance.

Upon the earlier of December 1, 2010 and the date of the voluntary prepayment of all Notes, if Parent has not issued 1,850,000 shares of Common Stock to Buyers pursuant to this Agreement, on such date Parent will issue to Buyer’s additional shares of Common Stock in the amount equal to (a) the result of 1,850,000 minus the number of shares of Common Stock issued pursuant to this Agreement to such date, multiplied by (b) fifty percent (50%).  Such additional shares of Common Stock shall be issued as a success fee and no additional purchase price shall be payable.  Parent shall cause its transfer agent to deliver certificates evidencing such shares within five (five) Business Days of the date of issuance specified above.

ARTICLE 4

CONDITIONS TO THE COMPANIES’ OBLIGATION TO SELL

Section 4.1                                  First Closing.

 The obligations of the Companies hereunder to issue and sell the Notes and Shares to each Buyer at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions:

(a)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Companies.

(b)           Such Buyer and each other Buyer shall have delivered to the Companies its pro rata portion of the First Closing Purchase Price (less the First Closing Unfunded Amount and the amounts withheld by it pursuant to Section 8.25) for the Notes and Shares being purchased by such Buyer at the First Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Companies in the funds flow letter (the “Funds Flow Letter”) set forth on Exhibit G attached hereto.

(c)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

Section 4.2                                  Subsequent Closings.

 The obligations of the Companies hereunder to issue and sell the Notes to each Buyer at each Subsequent Closing is subject to the satisfaction, at or before each Subsequent Closing Date, of each of the following conditions:

(a)           Such Buyer and each other Buyer shall have delivered to the Companies its pro rata portion of the Subsequent Closing Purchase Price (less the amounts withheld by it pursuant to Section 8.25) for the Notes being purchased by such Buyer at the Subsequent Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Companies.

(b)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

ARTICLE 5

CONDITIONS TO EACH BUYER’S OBLIGATION
TO PURCHASE AND READVANCE

Section 5.1                                  First Closing.

 The obligation of each Buyer hereunder to purchase the Notes and the Shares at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions:

(a)           Each Company, as applicable, shall have executed and delivered to each Buyer (i) the Notes (in such denominations as such Buyer shall have requested prior to the First Closing) being purchased by such Buyer at the First Closing pursuant to this Agreement, (ii) each of the other Transaction Documents, and (iii) certificates representing the Shares (in such denominations as such Buyer shall have requested prior to the First Closing) being purchased by such Buyer at the First Closing pursuant to this Agreement.

(b)           Parent shall have delivered to such Buyer a letter from Parent’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the First Closing Date.

(c)           Parent shall have executed and delivered to the Agent the Registration Rights Agreement.

(d)           Parent shall have delivered to Agent a copy of the CCSI Acquisition Documents, certified by an officer of Parent as being a true, complete and accurate copy of the CCSI Acquisition Documents and Agent shall have received a subordination agreement executed by John Riconda (as the same may be amended from time to time, the “CCSI Seller Subordination Agreement”) in form attached hereto as Exhibit O.

(e)           Each of the Companies shall have executed and delivered or caused to be delivered to the Agent, the Fee Letter.

(f)           Each of the Companies shall have executed and delivered, or caused to be delivered to the Agent, the Security Agreement.

(g)           Each of the Companies shall have executed and delivered, or caused to be delivered to the Agent, the deposit account control agreements and securities account control agreements, in form and substance satisfactory to the Agent, executed by each Company and the applicable banks.

(h)           Parent shall have delivered to the Agent, the letter agreements, in form and substance satisfactory to the Agent, executed by the officers of Parent.

(i)           The Agent shall have received the opinions of Outside Legal Counsel, dated the First Closing Date, in substantially the forms of Exhibit H attached hereto.

(j)           Each of the Companies shall have executed and delivered, or caused to be delivered to the Agent, the Funds Flow Letter executed and delivered by each Company.

(k)           The Companies shall have executed and delivered a Borrowing Base Certificate to the Agent, which shall be in form and substance satisfactory to the Agent.

(l)           Parent shall have delivered to the Agent a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit I attached hereto, which instructions shall have been delivered to and acknowledged in writing by Parent’s transfer agent.

(m)           Each Company shall have executed and delivered, or caused to be delivered to the Agent a certificate evidencing the formation or incorporation and good standing of such Company in such entity’s jurisdiction of formation or incorporation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the First Closing Date.

(n)           Each Company shall have executed and delivered, or caused to be delivered to the Agent a certificate evidencing such Company’s qualification as a foreign corporation or other entity and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Company conducts business, as of a date reasonably proximate to the First Closing Date.

(o)           Each Company shall have executed and delivered, or caused to be delivered to the Agent a certificate as to the fact that no action has been taken with respect to any merger, consolidation, liquidation or dissolution of such Company, or with respect to the sale of substantially all of its assets, nor is any such action pending or contemplated.

(p)           Each Company shall have executed and delivered, or caused to be delivered to the Agent a certified copy of such Company’s certificate or articles of incorporation (or other applicable governing document), as certified by the Secretary of State (or comparable office) of such entity’s jurisdiction of formation or incorporation, reasonably proximate to the First Closing Date.

(q)           Each Company shall have executed and delivered, or caused to be delivered to the Agent a certificate, executed by the secretary of such Company and dated the First Closing Date, as to (i) the resolutions consistent with Section 7.2 as adopted by such Company’s board of directors (or other governing body) in a form reasonably acceptable to the Agent, (ii) such Company’s articles or certificate of incorporation (or other applicable governing document), (iii) such Company’s bylaws (or other applicable governing document), each as in effect at the First Closing, and (iv) no action having been taken by such Company or its stockholders, directors or officers in contemplation of any amendments to items (i), (ii), or (iii) listed in this Section 5.1(q), as certified in the form attached hereto as Exhibit J.

(r)           The Common Stock (I) shall be designated for quotation by the Principal Market and (II) shall not have been suspended, as of the First Closing Date, by the SEC or the Principal Market from quotation nor shall suspension by the SEC or the Principal Market have been threatened, as of the First Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(s)           Each of the Companies shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the sale of the Securities at the First Closing.

(t)           Each of the Companies shall have obtained and delivered to the Agent searches of UCC filings in the jurisdictions of formation or incorporation of each of the Companies, the jurisdiction of the chief executive offices of each of the Companies and each jurisdiction where any Collateral (as defined in the Security Agreement) is located or where a filing would need to be made in order to perfect the Agent’s and Holders’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(u)           Each of the Companies shall have executed and delivered to the Agent, or authorized the filing of, UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent’s and Holders’ sole discretion, to perfect the Agent’s and Holders’ security interest in the Collateral.

(v)           Agent shall have received evidence satisfactory to Agent that, upon the issuance of the initial Revolving Notes, the CCSI Acquisition shall close in accordance with the terms of the CCSI Acquisition Documents.

(w)           Each of the Companies shall have executed and delivered, or caused to be delivered to the Agent such landlord waivers, collateral access agreements or other similar documents as the Agent may request.

(x)           Each of the Companies shall have delivered, or caused to be delivered to the Agent, certificates evidencing any Pledged Equity (as defined in the Security Agreement) pledged to the Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock or unit powers attached thereto.

(y)           The Agent shall have received a certification from the chief financial officer of the Parent in form and substance satisfactory to the Agent, supporting the conclusions that after giving effect to the transactions contemplated by the Transaction Documents the Parent and each of its Subsidiaries are not Insolvent.

(z)           Since March 31, 2008, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(aa)           The Agent shall have received certificates from the Companies’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to this Agreement is in full force and effect, together with endorsements naming the Agent, for the benefit of the Holders, as additional insured and lender's loss payee thereunder.

(bb)           Each of the Companies shall have executed and delivered, or caused to be delivered to the Agent, a payoff letter, in a form and substance satisfactory to the Agent, executed and delivered by the Companies and Wells Fargo Bank, N.A..

(cc)           Each of the Companies shall have executed and delivered, or caused to be delivered to the Agent, the Post-Closing Obligations Letter, substantially in form of Exhibit L attached hereto, executed and delivered by each Company.

(dd)           The representations and warranties of each Company shall be true and correct as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and each Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each Company at or prior to the First Closing Date.  The Agent shall have received certificates, executed by the Chief Executive Officer of each Company, dated the First Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Agent, in the form attached hereto as Exhibit K.

(ee)           Each of the Companies shall have executed and/or delivered to the Agent such other documents relating to the transactions contemplated by this Agreement as the Agent or its counsel may reasonably request.

(ff)           No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the issuance of the Notes at the First  Closing

Section 5.2                                  Subsequent Closings.

 The obligation of each Buyer listed in column two (2) on the Schedule of Buyers to purchase the Notes at each Subsequent Closing is subject to the satisfaction, at or before each Subsequent Closing Date, of each of the following conditions:

(a)           Each Company, as applicable, shall have executed and delivered to such Buyer (i) the Notes (in such denominations as such Buyer shall have requested prior to the Subsequent Closing) being purchased by such Buyer at the Subsequent Closing pursuant to this Agreement, and (ii) each of the other Transaction Documents.

(b)           The Agent shall have received the opinions of the Companies’ Outside Legal Counsel, dated the Subsequent Closing Date, in form and substance satisfactory to such Agent.

(c)           Each Company shall have executed and delivered to the Agent a certificate evidencing the formation or incorporation and good standing of such Company in such entity’s jurisdiction of formation or incorporation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Subsequent Closing Date.

(d)           Each Company shall have delivered to the Agent a certificate evidencing such Company’s qualification as a foreign corporation or other entity and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Company conducts business, as of a date reasonably proximate to the Subsequent Closing Date.

(e)           Each Company shall have executed and delivered, or caused to be delivered to the Agent a certificate as to the fact that no action has been taken with respect to any merger, consolidation, liquidation or dissolution of such Company, or with respect to the sale of substantially all of its assets, nor is any such action pending or contemplated.

(f)           Each Company shall have delivered to the Agent a certified copy of such Company’s certificate or articles of incorporation (or other applicable governing document), as certified by the Secretary of State (or comparable office) of such entity’s jurisdiction of formation or incorporation, reasonably proximate to the Subsequent Closing Date.

(g)           Each Company shall have deliver or caused to be delivered to Agent executed a certificated signed by the Secretary of such Company and dated the Subsequent Closing Date, as to (i) the resolutions adopted by such Company’s board of directors (or other governing body) in a form reasonably acceptable to the Agent, (ii) such Company’s articles or certificate of incorporation (or other applicable governing document), (iii) such Company’s bylaws (or other applicable governing document), each as in effect at the Subsequent Closing and (iv) no action having been taken by such Company or its stockholders, directors or officers in contemplation of any amendments to items (i), (ii), or (iii) listed in this Section 5.2(g), as certified, in the form attached hereto as Exhibit J.

(h)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Subsequent Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Subsequent Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(i)           Each of the Companies shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the sale of the Securities at the Subsequent Closing.

(j)           Each of the Companies shall have obtained and delivered to the Agent searches of UCC filings in the jurisdictions of formation or incorporation of each of the Companies, the jurisdiction of the chief executive offices of each of the Companies and each jurisdiction where any Collateral (as defined in the Security Agreement) is located or where a filing would need to be made in order to perfect the Buyers’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(k)           Each of the Companies shall have executed and delivered to the Agent, UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent’s sole discretion, to perfect the Buyers’ security interest in the Collateral.

(l)           The Companies shall have delivered a Borrowing Base Certificate to the Agent, which shall be in form and substance satisfactory to the Buyers.

(m)           The Agent shall have received a certification from the chief financial officer of the Parent in form and substance satisfactory to the Buyers, supporting the conclusions that after giving effect to the transactions contemplated by the Transaction Documents the Parent and each of its Subsidiaries are not Insolvent.

(n)           The representations and warranties of each Company shall be true and correct as of the date when made and as of the Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and each Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each Company at or prior to the Subsequent Closing Date.  The Agent shall have received certificates, executed by the Chief Executive Officer of each Company, dated the Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, in the form attached hereto as Exhibit K.

(o)           No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the issuance of the Notes at the Subsequent Closing; and there shall have been no event or occurrence or series of events or occurrences that, singularly or in the aggregate, has had or could reasonably be expected to have Material Adverse Effect.  The Agent shall have received certificates, executed by the Chief Executive Officer of each Company, dated the Subsequent Closing Date, to the foregoing effect.

(p)           Since the First Closing, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect, as determined in the Agent’s sole discretion or any disruption or adverse change in the financial, banking and/or capital markets that, in the sole judgment of the Agent, could impair the syndication and/or the market value for the Notes.

(q)           Each of the Companies shall have delivered to such Buyer and the Agent such other documents relating to the transactions contemplated by this Agreement as such Buyer, the Agent or either of their counsel, as applicable, may reasonably request.

Section 5.3                                  Readvances; First Closing Unfunded Amount.

 The obligation of Holders make any Readvance of advance any portion of the First Closing Unfunded Amount is subject to the satisfaction, at or before the Readvance Date of each of the following conditions:

(a)           The representations and warranties of each Company shall be true and correct as of the date when made and as of the Readvance Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and each Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each Company at or prior to the Readvance Date.

(b)           No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the Readvance (or the advance of the First Closing Date Unfunded Amount); and there shall have been no event or occurrence or series of events or occurrences that, singularly or in the aggregate, has had or could reasonably be expected to have Material Adverse Effect.

(c)           There shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect, as determined in the Agent’s sole discretion or any disruption or adverse change in the financial, banking and/or capital markets that, in the sole judgment of the Agent, could impair the syndication and/or the market value for the Notes.

(d)           The Companies shall have delivered a Borrowing Base Certificate to the Agent calculated as of the close of business on the last Business Day of the preceding week, which shall be in form and substance satisfactory to the Buyers.

The request by the Company of any Readvance or advance of the First Closing Date Unfunded Amount shall constitute a representation and warranty that the conditions set forth in this Section 5.3 shall be satisfied with respect to such Readvance or advance, as applicable.

ARTICLE 6

BUYER’S REPRESENTATIONS AND WARRANTIES

Each Buyer represents and warrants (severally and not jointly) with respect to only itself that:

Section 6.1                                  No Public Sale or Distribution.

 Such Buyer is acquiring the Notes and the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the 1933 Act, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

Section 6.2                                  Investor Status.

 Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 6.3                                  No Governmental Review.

 Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 6.4                                  Transfer or Resale.

 Such Buyer understands that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred except pursuant to an effective registration statement or an exemption from registration; provided, however, that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Companies with any notice thereof or otherwise make any delivery to the Companies pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 6.4.

Section 6.5                                  Legends.

 Such Buyer understands that the certificates or other instruments representing the Notes and, until removed in accordance with the Registration Rights Agreement, the certificates representing the Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Companies or Parent, as applicable, shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Companies or Parent, as applicable, with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such Securities are sold, assigned or transferred pursuant to Rule 144, or such holder provides the Companies or Parent, as applicable, with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

Section 6.6                                  Residency.

 Each Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

ARTICLE 7

COMPANIES’ REPRESENTATIONS AND WARRANTIES

As an inducement to the Agent and the Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Companies jointly and severally represents and warrants to each of the Agent and the Buyers that each and all of the following representations and warranties (as supplemented by the disclosure schedules delivered to the Agent and the Buyers contemporaneously with the execution and delivery of this Agreement (the “Schedules”)) are true and correct as of the applicable Closing Date.  The Schedules shall be arranged by the Companies in paragraphs corresponding to the sections and subsections contained in this ARTICLE 7.

Section 7.1                                  Organization and Qualification.

 Parent and its subsidiaries (“Subsidiaries”) (which for purposes of this Agreement means any entity in which Parent, directly or indirectly, owns capital stock or holds an equity or similar interest, including the Companies) are entities duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction in which they are formed or incorporated, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of Parent and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  Except as set forth on Schedule 7.1, (i) Parent has no Subsidiaries and (ii) all capital stock or other equity or similar interests of the Subsidiaries is directly or indirectly owned by Parent.

Section 7.2                                  Authorization; Enforcement; Validity.

 Each of the Companies has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Security Agreement, the Fee Letter and each of the other agreements, documents and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Companies have been duly authorized by each of the Companies’ respective board of directors (or other governing body) and the consummation by the Companies of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes by the Companies and the issuance of the Shares by Parent, have been duly authorized by the Companies’ board of directors (or other governing body) and Parent’s board of directors, as applicable, and (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other than filings with “Blue Sky” authorities as required therein) no further filing, consent, or authorization is required by any Company, its board of directors (or other governing body) or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by each of the Companies party thereto, and constitute the legal, valid and binding obligations of each of the Companies party thereto, enforceable against each of such Companies in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 7.3                                  Issuance of Securities.

 The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  The Shares are (or, in the case of any issued on a Subsequent Closing Date or pursuant to the Post-Closing Obligations Letter, upon issuance will be) duly authorized, validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the truth and accuracy of the representations and warranties of each Buyer set forth in ARTICLE 6 of this Agreement, the issuance by the Companies of the Notes and the issuance by Parent of the Shares is exempt from registration under the 1933 Act.

Section 7.4                                  No Conflicts.

 The execution, delivery and performance of the Transaction Documents by the Companies party thereto and the consummation by the Companies of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Shares) will not (i) result in a violation of any Company’s or Subsidiary’s certificate or articles of incorporation or bylaws or other governing documents, or the terms of any capital stock or other equity interests of Parent or any of its Subsidiaries; (ii) conflict with, or constitute a breach or default (or an event which with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Parent, any of the other Companies or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, (A) any Environmental Laws, or (B) federal and state securities laws or (C) the rules and regulations of OTC Bulletin Board (the “Principal Market”)) applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected.

Section 7.5                                  Consents.

 No Company is required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or authority any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (w) the filing with the SEC of a Form D or one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (x) filings with “Blue Sky” authorities as required thereby, (y) filings required by the Security Documents (as defined in the Notes) and (z) as set forth on Schedule 7.5).  All consents, authorizations, approvals, orders, licenses, franchises, permits, certificates or accreditations of, filings and registrations which the Companies are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the First Closing Date, and each Company is unaware of any facts or circumstances which might prevent any of the Companies from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  Except as set forth in Schedule 7.5, Parent is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

Section 7.6                                  Subsidiary Rights.

 Except as set forth on Schedule 7.6, each Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital and other equity securities of its Subsidiaries as owned by Parent or such Subsidiary.

Section 7.7                                  Equity Capitalization.

 As of the First Closing Date, the authorized capital stock of the Parent consists of (i) 95,000,000 shares of common stock, $0.01 par value per share, of which, as of the First Closing Date, 31,172,000 shares (including the Shares issued hereunder) are issued and outstanding and (ii) 5,000,000 shares of preferred stock, of which $500,000 are Series A Preferred Stock, with 143,334 shares of Series A Preferred Stock issued and outstanding and no other preferred stock issued and outstanding.  As of the First Closing Date, the authorized shares or other equity interests of International consist of 10 shares of common stock, of which, as of the First Closing Date, 10 shares of common stock are issued and outstanding, and all of which are owned by Parent.  As of the First Closing Date, the authorized shares or other equity interests of Services consists of 10 shares of common stock, of which, as of the First Closing Date, 10 shares of common stock are issued and outstanding, and all of which are owned by Parent.  As of the First Closing Date, the authorized shares or other equity interests of QSGI-CCSI consists of 1,000 shares of common stock, of which, as of the First Closing Date, 100 shares of common stock are issued and outstanding, and all of which are owned by Parent.  As of the First Closing Date, the authorized shares or other equity interests of DPV consists of 1,000 shares of common stock, of which, as of the First Closing Date, 100 shares of common stock are issued and outstanding, and all of which are owned by Parent.  All of such outstanding shares of capital stock or other equity interests of Parent and the other Companies and Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 7.7: (i) none of any Company’s or Subsidiary’s capital stock or other equity interest in such Company or Subsidiary is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by such Company or Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock or other equity interest in any of the Companies or any of their Subsidiaries, or contracts, commitments, understandings or arrangements by which any of the Companies or any of their Subsidiaries is or may become bound to issue additional capital stock or other equity interest in such Company or Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock or other equity interest in any of the Companies or any of their Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of any of the Companies or any of their Subsidiaries or by which any of the Companies or any of their Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with any of the Companies or any of their Subsidiaries; (v) there are no agreements or arrangements under which any of the Companies or any of their Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of any of the Companies or any of their Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any of the Companies or any of their Subsidiaries is or may become bound to redeem a security of any of the Companies or any of their Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) none of the Companies or any of their Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) none of the Companies or any of their Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Companies’ and their Subsidiaries’ respective businesses.  Prior to the Closing, the Companies have provided to the Buyers true, correct and complete copies of (i) each Company’s and Subsidiary’s certificate or articles of incorporation (or other applicable governing document), as amended and as in effect on the Closing Date and (ii) each Company’s and Subsidiary’s bylaws, as amended and as in effect on the Closing Date (or other applicable governing document)  Schedule 7.7 identifies all outstanding securities convertible into, or exercisable or exchangeable for, shares of Common Stock or other equity interests and the material rights of the holders thereof in respect thereto.

Section 7.8                                  Indebtedness and Other Contracts.

 Except as disclosed on Schedule 7.8, none of Parent or any Subsidiary (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or any contract, agreement or instrument entered into in connection therewith, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Parent’s officers, has or is expected to have a Material Adverse Effect.

Section 7.9                                  Off Balance Sheet Arrangements.

 There is no transaction, arrangement, or other relationship between any of the Companies or any of their Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by Parent in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

Section 7.10                                  Ranking of Notes.

 No Indebtedness of any of the Companies or any of their Subsidiaries, will rank senior to or pari passu with the Notes in right of payment or collectability, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise (other than Permitted Indebtedness set forth under clause (iii) of the definition of “Permitted Indebtedness,” which may be pari passu with this Note in right of payment).

Section 7.11                                  Title.

 Except as described on Schedule 7.11, each of the Companies and Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it which is material to the business of such Company or Subsidiary, in each case free and clear of all liens, encumbrances and defects.  Any real property and facilities held under lease by any of the Companies or any of their Subsidiaries are held by it under valid, subsisting and enforceable leases.

Section 7.12                                  Intellectual Property Rights.

 Each of the Companies and Subsidiaries owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct its respective businesses as now conducted.  No Company’s or Subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three (3) years from the Closing Date.  Except as described on Schedule 7.12, (i) none of the Companies or any of their Subsidiaries has any knowledge of any infringement by any of the Companies or any of their Subsidiaries of Intellectual Property Rights of others; (ii) there is no claim, action or proceeding being made or brought, or to the knowledge of each of the Companies, being threatened, against any of the Companies or any of their Subsidiaries regarding its Intellectual Property Rights; and (iii) each of the Companies and the Subsidiaries is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  Each of the Companies and Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

Section 7.13                                  Creation, Perfection, and Priority of Liens.

 The Security Documents are effective to create in favor of the Agent, for the benefit of the Buyers, a legal, valid, binding, and enforceable perfected first priority security interest and Lien, in the Collateral described therein as security for the obligations under the Notes to the extent that a legal, valid, binding, and enforceable security interest and Lien in such Collateral may be created under applicable law including without limitation, the uniform commercial code as in effect in any applicable jurisdiction (“UCC”) and any other applicable governmental agencies.

Section 7.14                                  Absence of Certain Changes.

 Except as disclosed in Schedule 7.14, since March 31, 2008 (the “Diligence Date”), there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of Parent or any of its Subsidiaries.  Except as disclosed in Schedule 7.14, since the Diligence Date, Parent and each of its Subsidiaries has not (i) declared or paid any dividends, (ii) sold any assets (other than the sale of Inventory in the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  None of the Companies or any of their Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does any of the Companies or any of their Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  None of the Companies or any of their Subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  None of the Companies or any of their Subsidiaries has any knowledge of any facts or circumstances which leads it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within two (2) years from the Closing Date.  No Company or Subsidiary is, as of the Closing Date, and after giving effect to the transactions contemplated hereby to occur at the Closing, will be Insolvent.

Section 7.15                                  Absence of Litigation.

 Except as set forth in Schedule 7.15, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including, without limitation, the SEC, self-regulatory organization or other governmental body) (in each case, a “Proceeding”) pending or, to the knowledge of any Company, threatened against or affecting any Company, the Common Stock or any of Parent’s Subsidiaries or any of Parent’s or its Subsidiaries’ officers or directors which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

Section 7.16                                  No Undisclosed Events, Liabilities, Developments or Circumstances.

 Except for the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to any of the Companies or any of their Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by Parent under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Parent of its Common Stock and which has not been publicly announced.

Section 7.17                                  No Disagreements with Accountants and Lawyers.

 There are no disagreements of any kind presently existing, or reasonably anticipated by any of the Companies or any of their Subsidiaries to arise, between any of the Companies or any of their Subsidiaries and the accountants and lawyers formerly or presently employed by any of the Companies or any of their Subsidiaries which could affect the ability of any of the Companies to perform any of its obligations under any of the Transaction Documents and, except as set forth on Schedule 7.17, each of the Companies and Subsidiaries is current with respect to any fees owed to its accountants and lawyers.

Section 7.18                                  No General Solicitation; Placement Agent’s Fees.

 None of the Companies, nor any of their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  Parent shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyers or their investment advisors) relating to or arising out of the  transactions contemplated hereby.  Parent shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  Except as described on Schedule 7.18, no Company has engaged any placement agent or other agent in connection with the sale of the Securities.

Section 7.19                                  No Integrated Offering.

 None of the Companies, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by any of the Companies for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Parent or any other Company are listed or designated.  None of the Companies, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.  None of the Companies has a registration statement pending before the SEC or currently under the SEC’s review.

Section 7.20                                  Tax Status.

 Each of the Companies and Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books adequate reserves in accordance with generally accepted accounting principles for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each of the Companies and Subsidiaries know of no basis for any such claim.

Section 7.21                                  Transfer Taxes.

 On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Companies, and all laws imposing such taxes will be or will have been complied with.

Section 7.22                                  Conduct of Business; Regulatory Permits.

 None of the Companies or any of their Subsidiaries is in violation of any term of or in default under its certificate or articles of incorporation or bylaws or other governing documents.  None of the Companies or any of their Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to any of the Companies or any of their Subsidiaries.  Without limiting the generality of the foregoing, except as set forth on Schedule 7.22, Parent is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as set forth on Schedule 7.22, during the one (1) year period prior to the Closing Date, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) Parent has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  Except as set forth on Schedule 7.22, each of the Companies and their Subsidiaries possesses all consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and none of the Companies or any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits.

Section 7.23                                  Foreign Corrupt Practices.

 None of the Companies or any of their Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of any of the Companies or any of their Subsidiaries has, in the course of its actions for, or on behalf of, any of the Companies or any of their Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 7.24                                  Sarbanes-Oxley Act.

 Parent is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to Parent as of the Closing Date, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to Parent as of the Closing Date, except where the failure to be in compliance would not have a Material Adverse Effect.

Section 7.25                                  Environmental Laws.

 Except as set forth on Schedule 7.25, each of the Companies and Subsidiaries (i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.26                                  Regulation U.

 No Company is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 7.27                                  ERISA.

 Except as set forth on Schedule 7.27, none of the Companies nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state law).  None of the Companies nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state law with respect to any Plan.  No ERISA Event exists in connection with any Pension Plan.  Each Plan which is intended to qualify under the Code is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax-qualified status.  None of the Companies nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

Section 7.28                                  Investment Company.

 None of the Companies or any of their Subsidiaries is, or is an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.29                                  U.S. Real Property Holding Corporation.

 None of the Companies or any of their Subsidiaries is, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, as amended, and the Companies will so certify upon the request of any Buyer.

Section 7.30                                  Internal Accounting and Disclosure Controls.

 Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is accumulated and communicated to Parent’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the Closing Date, none of the Companies or any of their Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of any of the Companies or any of their Subsidiaries.

Section 7.31                                  SEC Documents; Financial Statements.

 Parent’s Common Stock is registered under Section 12(g) of the 1934 Act.  Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the applicable Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as described on Schedule 7.31, as of their respective dates, the financial statements of Parent included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 7.32                                  Manipulation of Price; Securities.

(a)           Neither any of the Companies or any of their Subsidiaries, nor any officer, director or affiliate of any of the Companies or any of their Subsidiaries, and to each such Person’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Parent or any other Company or Subsidiary to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (except for customary placement fees payable in connection with this transaction), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Parent or such Company or Subsidiary (except for customary placement fees payable in connection with this transaction).

(b)           Since the Diligence Date, neither any officer, director or affiliate of any of the Companies or any of their Subsidiaries, nor any affiliate of any of the foregoing, or anyone acting on their behalf has sold, bid, purchased or traded in the Common Stock of Parent.

Section 7.33                                  Transactions With Affiliates.

 Except as set forth on Schedule 7.33, none of the officers, directors or employees of any of the Companies or any of their Subsidiaries is presently a party to any transaction with any of the Companies or any of their Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Companies, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 7.34                                  Acknowledgment Regarding Buyer’s Purchase of Securities.

 Each of the Companies acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of any Company or any Subsidiary, (ii) an “affiliate” (as defined in Rule 144) of any Company or Subsidiary or (iii) to the knowledge of the Companies, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).  Each of the Companies further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any Company or any Subsidiary (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  Each of the Companies further represents to each Buyer that each Company’s decisions to enter into the Transaction Documents to which it is a party have been based solely on the independent evaluation by such Companies and their respective representatives.

Section 7.35                                  Acknowledgement Regarding Buyer’s Trading Activity.

 Except as described on Schedule 7.35, anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by Parent that none of the Buyers has been asked by Parent to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of Parent, or “derivative” securities based on securities issued by Parent or to hold the Securities for any specified term.  Parent acknowledges that such aforementioned activities do not constitute a breach of any of the Transaction Documents.

Section 7.36                                  Registration Statement.

To the best of Parent's knowledge, there exist no facts or circumstances that would inhibit or delay the preparation and filing of the Registration Statement with respect to the Shares in accordance with the Registration Rights Agreement.

Section 7.37                                  Insurance.

 Each of the Companies and Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Companies and Subsidiaries are engaged.  None of the Companies or any of their Subsidiaries has been refused any insurance coverage sought or applied for and none of the Companies or any of their Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 7.38                                  Application of Takeover Protections; Rights Agreement.

 Each of the Companies and its respective board of directors (or other governing body) has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under each Company’s certificate or articles of incorporation (or other governing documents) or the laws of the jurisdiction of its incorporation or formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, each Company’s issuance of the Notes, Parent’s issuance of the Shares and any Buyer’s ownership of the Securities.  Parent has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Parent.

Section 7.39                                  Employee Relations.

 None of the Companies or any of their Subsidiaries is a party to any collective bargaining agreement or employs any member of a union in such person’s capacity as a union member or to perform union labor work.  Each of the Companies believes that its relations with its employees are good.  No executive officer of any of the Companies or any of their Subsidiaries has notified such Company or Subsidiary that such officer intends to leave such Company or Subsidiary or otherwise terminate such officer’s employment with such Company or Subsidiary.  No executive officer of any of the Companies or any of their Subsidiaries, to the knowledge of the Companies, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.  Each of the Companies and Subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 7.40                                  Disclosure.

 Each of the Companies confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information on the date that is the earlier of (i) the 120th day following the Closing and (ii) the effective date of any registration statement filed by Parent pursuant to which any such Buyers are selling shareholders thereunder.  Each of the Companies understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Companies.  All disclosure provided to the Buyers regarding each of the Companies and their Subsidiaries, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of each Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by Parent during the twelve (12) months preceding the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to Parent or any of its Subsidiaries or its or their business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Parent but which has not been so publicly announced or disclosed.

ARTICLE 8

COVENANTS

Section 8.1                                  Financial Covenants.

Commencing with the month ending October 31, 2008 and continuing for each month ending thereafter until the Maturity Date the Companies shall not permit the following:

(a)           Maximum Senior Leverage.  The ratio of (i) the principal amount of Indebtedness outstanding with respect to the Notes as of the last day of any month to (ii) EBITDA for such month multiplied by twelve (12) to be greater than 4.0 to 1.0.

(b)           Maximum Total Leverage.  The ratio of (i) Total Debt as of the last day of any month to (ii) EBITDA for such month multiplied by 12 to be greater than 10.0 to 1.0.

(c)           Interest Coverage. The ratio of (i) EBITDA for such month to (ii) the sum of cash Interest Expense for such month plus cash dividends paid by Parent during such month to be less than 4.0 to 1.0.

(d)           Fixed Charge Coverage. The Fixed Charge Coverage Ratio for such month to be less than 1.25 to 1.00.

(e)           Capital Expenditures.  Capital Expenditures (whether expended by the Companies or their Subsidiaries), individually or in the aggregate, in excess of $50,000 for any trailing three (3) month period.

Section 8.2                                  Deliveries.

 The Companies agree to deliver the following to the Agent and each Holder:

(a)           Borrowing Base Certificate.  (i) Within three (3) Business Days of the end of every calendar month, a Borrowing Base Certificate setting forth the Borrowing Base as at the end of such calendar month in form and substance satisfactory to the Agent, and (ii) within one Business Day of a request by Agent (made by Agent in its sole discretion) a Borrowing Base Certificate setting forth the Borrowing Base as of such day in form and substance satisfactory to the Agent (provided that the Companies shall use their best effort to deliver such Borrowing Base Certificate on the date of Agent’s request);

(b)           Aging and Inventory Reports.  As soon as available, and in any event within three (3) days after the end of each calendar month, or more frequently upon the request of the Agent or the Required Holder(s) or the Agent, (i) a summary of the accounts receivable aging report of each Company as of the end of such period (in form and substance satisfactory to the Agent), (ii) a summary of accounts payable aging report of each Company as of the end of such period (in form and substance satisfactory to the Agent), (iii) the general ledger inventory account balance and an inventory report, in form and substance acceptable to the Agent, in its sole discretion, for each Company by each category of inventory, together with a description of the monthly change in each category of inventory;

(c)           Monthly Financial Statements.  As soon as available, and in any event within fifteen (15) days after the end of each month (including December), the consolidated balance sheets of the Companies and their Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of the Companies and their Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, all in reasonable detail, and certified by the chief financial officer of Parent;

(d)           Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including the fourth Fiscal Quarter), the consolidated balance sheets of the Companies and their Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Companies and their Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, and certified by the chief financial officer of Parent (it being understood and agreed that delivery of the Parent’s Form 10-Q for such Fiscal Quarter as filed with the SEC, it certified as required above, shall satisfy such requirements);

(e)           Annual Financial Statements.  As soon as available, and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheets of the Companies and their Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Companies and their Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail and certified by the chief financial officer of Parent (it being understood and agreed that delivery of the Parent’s Form 10-K for such Fiscal Year as filed with the SEC, it certified as required above, shall satisfy such requirements);

(f)           Monthly Compliance Certificate.  Parent shall send to the Agent and each Holder on the dates that the financial statements under clause (c) above are delivered, a duly completed Monthly Compliance Certificate, with appropriate insertions, dated the date of the applicable monthly statements, and signed on behalf of Parent by the chief operating officer of Parent, containing a computation of each of the financial ratios and restrictions set forth in Section 8.1 hereof and to the effect that such officer has not become aware of any Event of Default or default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

(g)           Monthly Compliance Checklist.  Parent shall send to the Agent and each Holder on the dates that the financial statements under clause (c) above are delivered, a duly completed compliance checklist, in for and substance satisfactory to the Agent, dated the date of the applicable monthly statements, and signed on behalf of Parent by the chief financial officer of Parent, indicating whether or not Companies are in compliance with each covenant set forth in ARTICLE 8 of the Agreement and whether each representation and warranty contained in ARTICLE 7 of the Agreement is true and correct as though made on such date (except for representations and warranties that speak as of a specific date).

Section 8.3                                  Notices.

 The Companies agree to deliver the following to the Agent and each Holder:

(a)           Collateral Information.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to this Section, a certificate of one of its duly authorized officers (i) either confirming that there has been no change in such information since the date of the perfection certificate delivered on or prior to the First Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement and the other Transaction Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(b)           Auditor Reports.  Promptly upon receipt thereof, copies of any reports submitted by the Parents’ independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of the Parent or any of its Subsidiaries made by such accountants, including any comment letters submitted by such accountants to management of the Parent or any Subsidiary in connection with their services;

(c)           Notice of Default.  Promptly upon any officer of any Company obtaining knowledge (i) of any condition or event that constitutes a default or an Event of Default or that notice has been given to any Company with respect thereto; (ii) that any Person has given any notice to any Company or taken any other action with respect to any event or condition set forth in ARTICLE 10; or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its chief executive officer of chief financial officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

(d)           Notice of Litigation.  Promptly upon any officer of any Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any adverse Proceeding not previously disclosed in writing by the Company to the Agent and the Holders, or (ii) any material development in any adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available the Companies to enable the Agent and the Holders and their counsel to evaluate such matters;

(e)           ERISA.  (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the applicable Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by such Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as any Holder shall reasonably request;

(f)           Insurance Report.  As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Companies and all material insurance coverage planned to be maintained by the Companies in the immediately succeeding Fiscal Year;

(g)           Environmental Reports and Audits.  As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any facility or property used by the Companies or which relate to any environmental liabilities of any Company or their respective Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(h)           Corporate Information.  Thirty (30) days’ prior written notice of any change (i) in any Companies’ corporate name, (ii) in any Companies’ identity or corporate structure, (iii) in any Companies’ Federal Taxpayer Identification Number or (iv) any change in the board of directors (or similar governing body) of the Parent.  The Companies agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Security Agreement and other Transaction Documents;

(i)           Tax Returns.  Within 10 days following request by the Agent or any Holder, copies of each federal income tax return filed by or on behalf of any Company and requested by such Holder;

(j)           Event of Loss.  Promptly (any in any event within 3 Business Days) notify the Agent and the Holders of (i) any claim with respect to any liability against any of the Companies or any of their Subsidiaries that (A) is in excess of $100,000 and (B) could reasonably be expected to result in a Material Adverse Effect or (ii) any event which, with or without the passage of time, could reasonably be expected to constitute an Event of Loss.

(k)           Other Information.  Promptly upon their becoming available, deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Parent to its security holders acting in such capacity (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by the Parent or any of its Subsidiaries to the public concerning material developments in the business of the Parent or any of its Subsidiaries, and (B) such other information and data with respect to the Parent or any of its Subsidiaries as from time to time may be reasonably requested by any Holder.

Section 8.4                                  Rank.

 All Indebtedness due under the Notes shall be senior to in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, to all other current and future Indebtedness of the Companies (other than Permitted Indebtedness set forth under clause (iii) of the definition of “Permitted Indebtedness,” which may be pari passu with this Note in right of payment).

Section 8.5                                  Incurrence of Indebtedness.

 So long as the Notes are outstanding, no Company shall, and no Company shall permit any of its Subsidiaries to, directly or indirectly, create, incur or guarantee, assume, or suffer to exist any Indebtedness or engage in any sale and leaseback, synthetic lease or similar transaction, other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness.

Section 8.6                                  Existence of Liens.

 So long as any Notes are outstanding, no Company shall, and no Company shall permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Liens, other than Permitted Liens.

Section 8.7                                  Restricted Payments.

 Except as set forth on Schedule 8.7, no Company shall, and no Company shall permit any of its Subsidiaries to, directly or indirectly,

(a)           declare or pay any dividend or make any other payment or distribution on account of any Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Company) or to the direct or indirect holders of any Company’s Equity Interests in their capacity as such;

(b)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any Company) any Equity Interests of any Company or any Subsidiary or any direct or indirect parent of any Company or any Subsidiary;

(c)           make any payment (including by setoff) on or with respect to, accelerate the maturity of, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Company or any Subsidiary (or set aside or escrow any funds for any such purpose), except for payments of principal, interest and other amounts under (i) the Notes and (ii) Permitted Indebtedness that is not Junior Debt;

(d)           incur any costs or payments outside of the ordinary course of business that (i) individually exceeds $50,000, or (ii) in the aggregate $250,000 per year; provided that this subsection does not prohibit the use of proceeds as permitted by Section 8.24 and use of Capital Expenditures as permitted by Section 8.1(e).

Section 8.8                                  Mergers; Acquisitions; Asset Sales.

 No Company shall and no Company shall permit any of its Subsidiaries to, directly or indirectly, (a) be a party to any merger or consolidation, or Acquisition, other than Permitted Acquisitions, or (b) consummate any Asset Sale.

Section 8.9                                  No Further Negative Pledges.

 The Companies agree not to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of their properties or assets in favor of the Holders of Notes as set forth under the Transaction Documents, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property or asset is given as security under the Transaction Documents, except in connection with any Permitted Liens or any document or instrument governing any Permitted Liens, provided that any such restriction contained therein relates only to the property or asset subject to such Permitted Liens (or proceeds thereof).

Section 8.10                                  Affiliate Transactions.

 No Company shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Company or Subsidiary, unless such transaction is on terms that are no less favorable to such Company or Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate.

Section 8.11                                  Insurance.

(a)            The Companies shall keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of the Companies, with such companies, in such amounts, with such deductibles and under policies in such form as shall be satisfactory to the Agent.  Certificates of insurance or, if requested by the Agent, original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to the Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss under such insurance policies payable to the Agent, for the benefit of the Holders.  Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance company shall give the Agent at least thirty (30) days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Company or any other Person shall affect the right of the Agent to recover under such policy of insurance in case of loss or damage.  In addition, each Company shall cause to be executed and delivered to the Agent an assignment of proceeds of its business interruption insurance policies.  Each Company hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to the Agent.  Each Company irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as each Company’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided however, that if no Event of Default shall have occurred and be continuing, such Company may make, settle and adjust claims involving less than $25,000 in the aggregate without the Agent’s consent.

(b)           The Companies shall maintain, at their expense, such public liability and third-party property damage insurance as is customary for Persons engaged in businesses similar to that of the Companies with such companies and in such amounts with such deductibles and under policies in such form as shall be satisfactory to the Agent and certificates of insurance or, if requested by the Agent, original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to the Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Agent as additional insured thereunder and providing that the insurance company shall give the Agent at least thirty (30) days’ written notice before any such policy shall be altered or canceled.

(c)           If any Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then the Agent, without waiving or releasing any obligation or default by the Companies hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Agent deems advisable.  Such insurance, if obtained by the Agent, may, but need not, protect each Company’s interests or pay any claim made by or against any Company with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance the Companies may be able to obtain on their own and may be cancelled only upon the Companies providing evidence that they have obtained the insurance as required above.  All sums disbursed by the Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute part of the obligations due and owing hereunder, shall be payable on demand by the Companies to the Agent and, until paid, shall bear interest at the highest rate applicable to Notes hereunder.

Section 8.12                                  Corporate Existence.

 Each Company shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

Section 8.13                                  Non-circumvention.

 Each Company hereby covenants and agrees that no Company will, by amendment of its articles or certificate of incorporation, bylaws, or other governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Notes, and will at all times in good faith carry out all of the provisions of this Agreement and the Notes and take all action as may be required to protect the rights of the Holders of the Notes.

Section 8.14                                  Conduct of Business.

 The Companies shall not conduct their businesses in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.  The Companies shall not engage in any line of business other than the businesses engaged in on the First Closing Date.

Section 8.15                                  U.S. Real Property Holding Corporation.

 None of the Companies shall become a U.S. real property holding corporation or permit or cause its shares to be U.S. real property interests, within the meaning of Section 897 of the Code.

Section 8.16                                  Compliance with Securities Laws.

 The Companies shall, and shall cause their Subsidiaries to, comply in all material respects with federal, state and other applicable securities laws.

Section 8.17                                  Form D and Blue Sky.

 The Companies agree to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  Each of the Companies shall, on or before the applicable Closing Date or any date of issuance pursuant to the Post-Closing Obligations Letter, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement (or the issuance thereof pursuant to the Post-Closing Obligations Letter) under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to such Closing Date.  Each of the Companies shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following such Closing Date.

Section 8.18                                  Reporting Status.

 Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Shares and none of the Notes are outstanding (the “Reporting Period”), Parent shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and Parent shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

Section 8.19                                  Listing/Quotation.

 To the extent Parent’s Registrable Securities (as defined in the Registration Rights Agreement) are listed upon a national securities exchange or automated quotation system, Parent shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange or quotation of all Registrable Securities upon each automated quotation system, if any, upon which the Common Stock is then listed or quoted (subject to official notice of issuance) and shall maintain such listing or quotation of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  Parent shall maintain the Common Stock’s authorization for quotation on the Principal Market.  Neither Parent nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the suspension of the Common Stock’s eligibility for quotation on the Principal Market.  Parent shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.19.

Section 8.20                                  Additional Collateral.

 With respect to any Property acquired after the Issuance Date by any Company as to which the Agent, for the benefit of the Holders, does not have a perfected Lien, such Company shall promptly (i) execute and deliver to the Agent, for the benefit of the Holders, or its agent such amendments to the Security Documents or such other documents as the Agent, for the benefit of the Holders, deems necessary or advisable to grant to the Agent, for the benefit of the Holders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Agent, for the benefit of the Holders, a perfected first priority security interest in such Property, including, without limitation, the filing of Mortgages and UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Agent.

Section 8.21                                  Audit Rights; Field Exams; Appraisals.

(a) The Companies shall, upon reasonable notice, subject to reasonable safety and security procedures, and at the Companies’ sole cost and expense permit the Agent and each Holder or its designated representatives, to visit and inspect any of the properties of the Companies and their Subsidiaries, to examine the books of account of the Companies and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Companies and their Subsidiaries, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors), all at such reasonable times and intervals as the Agent and the Holders may reasonably request; provided that such audit rights shall not be exercised more than four (4) times in any calendar year, unless an Event of Default shall have occurred and be continuing, in which case there shall be no such limit on audit rights.

(b) The Companies shall, upon reasonable notice, subject to reasonable safety and security procedures, and at the Companies’ sole cost and expense permit the Agent and each Holder or its designated representatives, to conduct field exams of the Collateral, all at such reasonable times and intervals as the Agent and the Holders may reasonably request; provided that such field examination rights shall not be exercised more than four (4) times in any calendar year, unless an Event of Default shall have occurred and be continuing, in which case there shall be no such limit on the ability to conduct field exams.

(c) The Companies shall, upon reasonable notice, and at the Companies’ sole cost and expense obtain an appraisal of the Collateral from an independent appraisal firm satisfactory to Agent; provided that in the absence of an Event of Default the Companies shall not be required to obtain more than one (1) appraisal per year.

Section 8.22                                  Pledge of Securities.

 Each of the Companies acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities; provided such pledge is made in compliance with applicable federal and state securities laws.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide any Company with any notice thereof or otherwise make any delivery to any Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 6.4 hereof unless required in connection with the registration of the Securities or by applicable law.  Each of the Companies hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

Section 8.23                                  Additional Issuances of Securities.

 Except as set forth on Schedule 8.23, so long as any Notes are outstanding, none of the Companies or any other Subsidiary shall, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that may be, at any time during its life, and under any circumstance, convertible into or exchangeable or exercisable for shares of Common Stock, options, convertible securities or debt securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) without the prior written consent of the Agent and the Required Holders.

Section 8.24                                  Use of Proceeds.

 The Companies will use the proceeds from the sale of the Revolving Notes as set forth on Schedule 8.24 (which shall include the payment of fees and expenses pursuant to the Fee Letter); provided that proceeds from working capital shall not be used for payment of any Company’s litigation costs or expenses, including costs and expenses related to settlements or any arbitration proceedings; provided, further, that no proceeds from the sale of the Notes shall be used to pay or repay any Indebtedness (other than Indebtedness set forth on Schedule 8.24), any accrued and unpaid executive officer salary and/or bonus, or, except as disclosed in writing to Agent prior to the First Closing Date, any accrued and unpaid placement agent’s fees, financial advisory fees or broker’s commissions.  The proceeds from the sale of Acquisition Notes shall be used to pay a portion of the purchase price and transaction expenses for the Acquisition related to such Acquisition Notes.

Section 8.25                                  Fees.

 Parent, on behalf of itself and the other Companies, shall pay the Buyers the fees and expenses set forth in the Fee Letter, and shall reimburse the Buyers or their designee(s) for reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amounts, less any amounts paid in advance by any Company, shall be withheld by each Buyer from the purchase price paid by such Buyer on the First Closing Date and each Subsequent Closing Date, in accordance with the Fee Letter.  In addition, Parent shall, within five (5) Business Days of receiving a request from any Buyer or the Agent therefor, reimburse such Buyer for any additional reasonable legal fees incurred post-closing in connection with perfecting the Buyers’ security interests and any additional filing or recording fees in connection therewith.  Parent shall be responsible for the payment of, and shall pay, any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, and shall hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

Section 8.26                                  Disclosure of Transactions and Other Material Information.

 On or before 8:30 a.m., New York City time, on the second Business Day following each Closing Date, Parent shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents entered into on such Closing Date (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Note, the Security Agreement, the Fee Letter and the Registration Rights Agreement) (including all attachments, the “8-K Filing”).  Parent shall provide Agent, Buyers and Holders a reasonable opportunity to review the provisions of any public filing describing any such Persons or the transactions to which they are a party prior to the filing thereof.  Any material non-public information provided by any Company to any Buyer in connection with this transaction shall be included by Parent within the aforementioned 8-K Filing.  From and after the filing of the 8-K Filing with the SEC, Parent represents and acknowledges that no Buyer shall be in possession of any material, nonpublic information received from any of the Companies, or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  Each of the Companies shall not, and shall cause each of their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding Parent or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Buyer.  In the event of a breach of the foregoing covenant by any of the Companies or any of its or their respective officers, directors, employees or agents, in addition to any other remedy provided herein or in the other Transaction Documents, a Buyer may, but shall not be obligated to, notify Parent of such breach and the material, nonpublic information the receipt of which resulted in such breach.  Within two Business Days of receipt of such notice, Parent shall either (a) deliver a notice to such Buyer certifying such material, non-public information has already been publicly disclosed by Parent or (b) make a public disclosure, in the form of a press release, public advertisement, Form 8-K or otherwise, of such material, nonpublic information.  In the event that Parent believes that a notice delivered pursuant to this Agreement contains material, nonpublic information relating to itself, the other Companies or their Subsidiaries, Parent shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to Parent or its Subsidiaries.  Subject to the foregoing provisions of this Section, neither any of the Companies nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Parent shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided, that in the case of clause (i) each Buyer shall be consulted by Parent in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Buyer, none of the Companies shall disclose the name of any Buyer or its affiliates in any filing, announcement, release or otherwise unless required by law.

Section 8.27                                  Modification of Organizational Documents and Certain Documents.

The Companies shall not without the prior written consent of Required Holders (a) permit the charter, by-laws or other organizational documents of any Company to be amended or modified without the prior written consent of the Agent, or (b) amend or otherwise modify, or waive any rights under the CCSI Seller Debt, the CCSI Acquisition Documents or the Series A Preferred Stock Documents.

Section 8.28                                  Joinder.

 The Companies shall notify the Holders prior to the formation or acquisition of any Subsidiaries.  For any Subsidiaries of the Companies formed or acquired after the First Closing Date, the Companies shall at their own expense, upon formation or acquisition of such Subsidiary, cause each such Subsidiary to execute an instrument of joinder (a “Joinder Agreement”) in form and substance reasonably acceptable to the Agent obligating such Subsidiary to any or all of the Transaction Documents deemed necessary or appropriate by the Holders and cause the applicable Company that owns the equity interests of such Subsidiary to pledge to the Holders 100% (or 66% in the case of a Controlled Foreign Corporation (as defined in the Security Agreement) of the equity securities owned by it of each such Subsidiary formed or acquired after the First Closing Date and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby.  In the event a party becomes a Company (the “New Company”) pursuant to the Joinder Agreement, upon such execution the New Company shall be bound by all the terms and conditions hereof and the other Transaction Documents to the same extent as though such New Company had originally executed the Notes and the other Transaction Documents.  The addition of the New Company shall not in any manner affect the obligations of the other Companies hereunder or thereunder.  Each Company hereto acknowledges that the schedules and exhibits hereto or thereto may be amended or modified in connection with the addition of any New Company to reflect information relating to such New Company.  Compliance with this Section 8.28 shall not excuse any violation of Section 8.8.

Section 8.29                                  Investments.

 No Company shall, and no Company shall permit any Subsidiary to, make or permit to exist any Investment in any other Person, except  the following:

(a) contributions by one Company to another Company;

(b) Cash Equivalent Investments;

(c) bank deposits in the ordinary course of business

(d) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

(e) Investments to consummate Permitted Acquisitions.

Section 8.30                                  Certain Policies and Processes.

 Within 45 days of the First Closing Date, Companies shall (a) adopt a credit policy reasonably satisfactory to Agent, (b) adopt a policy for any allowance for doubtful accounts reasonably satisfactory to Agent, and (c) implement processes and controls, reasonably satisfactory to Agent, to ensure that inventory costs and costs for goods sold are allocated in accordance with GAAP.  Companies shall provided such information as is required by Agent to determine Companies’ compliance with immediately preceding sentence.  Upon the adoption or implementation, the Companies shall maintain compliance with each such policy, process and control.

Section 8.31                                  Minimum Borrowing Base and Outstanding Principal.

 Companies shall at all times (a) maintain the Borrowing Base in an amount not less than $3,000,000, and (b) except as a result of a prepayment required under Section 2.3(b)(ii), principal outstanding under the Notes in an amount not less that $3,000,000.

ARTICLE 9

CROSS GUARANTY

Section 9.1                                  Cross-Guaranty.

 Each Company hereby agrees that such Company is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Holders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and  performance of, all obligations owed or hereafter owing to the Holders by each other Company.  Each Company agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this ARTICLE 9 shall not be discharged until payment and performance, in full, of the obligations under the Transaction Documents has occurred, and that its obligations under this ARTICLE 9 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Transaction Document or any other agreement, document or instrument to which any Company is or may become a party;

(b)           the absence of any action to enforce this Agreement (including this ARTICLE 9) or any other Transaction Document or the waiver or consent by the Holders with respect to any of the provisions thereof;

(c)           the Insolvency of any Company or Subsidiary; or

(d)           any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Company shall be regarded, and shall be in the same position, as principal debtor with respect to the obligations guaranteed hereunder.

Section 9.2                                  Waivers by Companies.

 Each Company expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Holders to marshal assets or to proceed in respect of the obligations guaranteed hereunder against any other Company or Subsidiary, any other party or against any security for the payment and performance of the obligations under the Transaction Documents before proceeding against, or as a condition to proceeding against, such Company.  It is agreed among each Company that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Transaction Documents and that, but for the provisions of this ARTICLE 9 and such waivers, the Holders would decline to enter into this Agreement.

Section 9.3                                  Benefit of Guaranty.

 Each Company agrees that the provisions of this ARTICLE 9 are for the benefit of the Holders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Company and the Holders, the obligations of such other Company under the Transaction Documents.

Section 9.4                                  Waiver of Subrogation, Etc.

 Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, and except as set forth in Section 9.7 each Company hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement,  exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor.  Each Company acknowledges and agrees that this waiver is intended to benefit the Holders and shall not limit or otherwise affect such Company’s liability hereunder or the enforceability of this ARTICLE 9, and that the Holders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 9.4.

Section 9.5                                  Election of Remedies.

 If the Holders may, under applicable law, proceed to realize their benefits under any of the Transaction Documents, the Agent or the Holders may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this ARTICLE 9.  If, in the exercise of any of its rights and remedies, the Holders shall forfeit any of their rights or remedies, including its right to enter a deficiency judgment against any Company or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Company hereby consents to such action by the Holders and waives any claim based upon such action, even if such action by the Holders shall result in a full or partial loss of any rights of subrogation that each Company might otherwise have had but for such action by the Holders.  Any election of remedies that results in the denial or impairment of the right of the Holders to seek a deficiency judgment against any Company shall not impair any other Company’s obligation to pay the full amount of the obligations under the Transaction Documents.

Section 9.6                                  Limitation.

 Notwithstanding any provision herein contained to the contrary, each Company’s liability under this ARTICLE 9 (which liability is in any event in addition to amounts for which such Company is primarily liable under the Transaction Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)           the net amount of all amounts advanced to any other Company under this Agreement or otherwise transferred to, or for the benefit of, such Company (including any interest and fees and other charges); and

(b)           the amount that could be claimed by the Holders from such Company under this ARTICLE 9 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Company’s right of contribution and indemnification from each other Company under Section 9.7.

Section 9.7                                  Contribution with Respect to Guaranty Obligations.

(a)           To the extent that any Company shall make a payment under this ARTICLE 9 of all or any of the obligations under the Transaction Documents (other than financial accommodations made to that Company for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Company, exceeds the amount that such Company would otherwise have paid if each Company had paid the aggregate obligations under the Transaction Documents satisfied by such Guarantor Payment in the same proportion that such Company’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Companies as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the obligations under the Transaction Documents and termination of the Transaction Documents, such Company shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Company for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Company shall be equal to the maximum amount of the claim that could then be recovered from such Company under this ARTICLE 9 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)           This Section 9.7 is intended only to define the relative rights of Companies and nothing set forth in this Section 9.7 is intended to or shall impair the obligations of Companies, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 9.1.  Nothing contained in this Section 9.7 shall limit the liability of any Company to pay the financial accommodations made directly or indirectly to that Company and accrued interest, fees and expenses with respect thereto for which such Company shall be primarily liable.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Company to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Companies against other Companies under this Section 9.7 shall be exercisable upon the full and indefeasible payment of the obligations under the Transaction Documents and the termination of the Transaction Documents.

Section 9.8                                  Liability Cumulative.

 The liability of Companies under this ARTICLE 9 is in addition to and shall be cumulative with all liabilities of each Company to the Holders under this Agreement and the other Transaction Documents to which such Company is a party or in respect of any obligations under the Transaction Documents or obligation of the other Company, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 9.9                                  Stay of Acceleration.

 If acceleration of the time for payment of any amount payable by the Companies under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any of the Companies, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by the Companies hereunder forthwith on demand by the Required Holders.

Section 9.10                                  Benefit to Companies.

 All of the Companies and their Subsidiaries are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person.  Each Company and each Subsidiary will derive substantial direct and indirect benefit from the purchase and sale of the Notes hereunder.

ARTICLE 10

RIGHTS UPON EVENT OF DEFAULT

Section 10.1                                  Event of Default.

 Each of the following events shall constitute an “Event of Default”:

(a)           any Company’s failure to pay to the Agent and/or Holders any amount of principal, Interest, Late Charges, redemptions or other amounts when and as due under this Agreement and the Notes (including, without limitation, any of the Companies’ failure to pay any redemption payments or amounts hereunder or under the Notes) or any other Transaction Document, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby.

(b)           any default occurs and is continuing under, or any redemption of or acceleration prior to maturity of, any Indebtedness of the Companies or any of their Subsidiaries in excess of $100,000; provided, that in the event that any such default or acceleration of indebtedness is cured or rescinded by the holders thereof prior to acceleration of the Notes, no Event of Default shall exist as a result of such default or rescinded acceleration;

(c)           any of the Companies or any of their Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign, or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is Insolvent or otherwise generally unable to pay its debts as they become due;

(d)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which is not rescinded, vacated, overturned, or otherwise withdrawn within fifteen (15) days after the entry thereof, and that (A) is for relief against any of the Companies or any of their Subsidiaries in an involuntary case, (B) appoints a Custodian of any of the Companies or any of their Subsidiaries, or (C) orders the liquidation of any of the Companies or any of their Subsidiaries;

(e)           a final judgment or judgments for the payment of money in excess of $100,000 or that otherwise could reasonably be expected to have a Material Adverse Effect are rendered against any of the Companies or any of their Subsidiaries and which judgments are not, within fifteen (15) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within fifteen (15) days after the expiration of such stay, unless (in the case of a monetary judgment) such judgment is covered by insurance or an indemnity from a credit worthy party, so long as the applicable Company or Subsidiary provides the Holders a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Agent and the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and such Company or Subsidiary will receive the proceeds of such insurance or indemnity within thirty fifteen (15) of the issuance of such judgment;

(f)           any of the Companies breaches any covenant, or other term or condition of any Transaction Document or any other Agreement with the Agent or any Holder, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of five (5) Business Days, other than a breach addressed by the other provisions of this Section 10.1;

(g)           a Change of Control occurs;

(h)           Any representation or warranty made by any Company herein or any other Transaction Document is breached or is false or misleading, each in any material respect;

(i)           any default or “Event of Default” or similarly defined term occurs and is continuing with respect to any of the Transaction Documents;

(j)           the repudiation by any of the Companies of any of its obligations under any Security Document, or any Security Document or any term thereof shall cease to be, or is asserted by any Company not to be, a legal, valid and binding obligation of any Company enforceable in accordance with its terms;

(k)           any Lien against the Collateral intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Company not to be, a valid, first priority perfected Lien (to the extent that any Transaction Document obligates the parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens are permitted by the terms of the Transaction Documents to have priority) in the Collateral (except as expressly otherwise provided under and in accordance with the terms of such Transaction Document);

(l)           any provision of any Transaction Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Company, or a proceeding shall be commenced by any Company, or by any Governmental Authority having jurisdiction over such Company, seeking to establish the invalidity or unenforceability thereof, or any Company shall deny that any Company has any liability or obligation purported to be created under any Transaction Document;

(m)           any Event of Loss; provided, however, that an Event of Default shall not be deemed to occur under this clause (mi) if (A) with respect to Destruction, the Companies or their Subsidiaries promptly receive insurance proceeds that pay the entire cost of the restoration, reconstruction or replacement of the property that is subject of the Destruction (except for the deductible under the terms of such insurance) and (B) with respect to all Events of Loss, the Companies or their Subsidiaries use the entire amount of the insurance proceeds, condemnation award or other compensation received in connection with such Event of Loss either to (i) within three (3) Business Days after receipt by the Companies or their Subsidiaries of such proceeds, award or other compensation, redeem amounts outstanding under the Notes (whether or not otherwise due and payable) with such redemptions applied to all Notes on a pro rata basis in accordance with the outstanding amount thereof or (ii) within one hundred eighty (180) days after such Event of Loss, restore, reconstruct or replace the property that was destroyed, damaged or taken in the Event of Loss; provided, however, that, in the case of clause (B)(ii), an Event of Default shall occur if the Companies or their Subsidiaries fail to use their best efforts to pursue such restoration, reconstruction or replacement throughout such 180-day period;

(n)           the failure of the Parent’s Common Stock to be traded or quoted on the Principal Market or on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or the American Stock Exchange;

(o)           the material breach by any of the Companies or any of their Subsidiaries of an agreement (other than a Transaction Document) to which it is a party that (A) involves the payment to or by such Company or Subsidiary of more than $100,000 (whether by set-off or otherwise) in any six (6) month period or (B) results in a Material Adverse Effect;

(p)           Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Company or any of their Subsidiaries or the occurrence of any event which could have a Material Adverse Effect;

(q)           the failure of an applicable Registration Statement required or requested to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(r)           any Company or Subsidiary liquidates, dissolves, terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course; provided, however, that any Company or any Subsidiary may merge, liquidate or dissolve into any other Company, so long as such merger, liquidation or dissolution could not reasonably be expected to have a Material Adverse Effect;

(s)           if any of (i) Marc Sherman (Chief Executive Officer), (ii) Seth Grossman (President and Chief Operating Officer), (iii) Ed Cummings (Chief Financial Officer), or (iv) if the CCSI Acquisition occurs, John Riconda, shall, at any time, cease to be the employed by CCSI in the same position and with duties substantially similar to those held as of the First Closing Date;

(t)           if any more than two (2) then, current members of the Board of Directors of the Parent resign or are removed from the board within any consecutive three (3) month period;

(u)           the loss, theft, damage or destruction of any of the Collateral in an amount in excess of $100,000 as determined by the Agent in its sole discretion, determined in good faith, or (except as permitted under this Agreement) sale, lease or furnishing under a contract of service of, any of the Collateral;

(v)           any default or event of default (monetary or otherwise) shall occur with respect to the CCSI Seller Debt; or

(x)           in the event the CCSI Acquisition occurs, any payment is made by any Company under or with respect to CCSI’s guaranty of indebtedness owing to Lehman Brothers or is set aside or escrowed for such purpose (other than payments equal to CCSI’s then current rent obligations to John Riconda (or his assigns) that are paid to Lehman Brothers in lieu of rent paid to John Riconda (or his assigns)) for which full reimbursement is not immediately made to the Companies by John Riconda in cash (it being agreed that reduction of any obligations owing to John Riconda shall not constitute such reimbursement).

Section 10.2                                  Acceleration Right.

(a)           Promptly after the occurrence of an Event of Default, the Companies shall deliver written notice thereof via email, facsimile and overnight courier (an “Event of Default Notice”) to the Agent and the Holders.  At any time after the earlier of the Agent’s and the Holders’ receipt of an Event of Default Notice and the Agent and the Holders becoming aware of an Event of Default, the Required Holders may require the Companies to redeem all or any portion of the Notes (an “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Companies, which Event of Default Redemption Notice shall indicate the portion of the Notes that the Required Holders are requiring the Companies to redeem; provided, that upon the occurrence of any default or Event of Default described in Section 10.1(c) or Section 10.1(d), the Notes shall automatically, and without any action on behalf of the Agent or any Holder, be redeemed by the Companies.  All Notes subject to redemption by the Companies pursuant to this Section 10.2 shall be redeemed by the Companies at a price equal to the outstanding principal amount of the Notes, plus the Yield Maintenance Premium, plus accrued and unpaid Interest and accrued and unpaid Late Charges (the “Event of Default Redemption Price”).  Upon the delivery of an Event of Default Redemption Notice and upon the occurrence of any default or Event of Default described in Section 10.1(c) or Section 10.1(d), the agreement of the Buyers or Holders, as applicable, to purchase additional Notes under this Agreement and make readvances with respect to Revolving Notes shall terminate.

(b)           Upon an Event of Default Redemption, the Companies shall deliver the applicable Event of Default Redemption Price to the Holders within five (5) Business Days after the Companies’ receipt of the Event of Default Redemption Notice. In the event of a redemption of less than all of the principal of the Notes, the Companies shall promptly cause to be issued and delivered to the Holders new Notes (in accordance with Section 2.7) representing the outstanding principal which has not been redeemed.

Section 10.3                                  Consultation Rights.

 Without in any way limiting any remedy that the Holders may have, in law or equity, under any Transaction Document (including under the foregoing provisions of this ARTICLE 10) or otherwise, upon the occurrence and during the continuance of any Event of Default, upon the request of the Agent or the Required Holders, the Companies shall hire or otherwise retain a consultant, advisor or similar Person acceptable to the Agent, to advise the Companies with respect to their business and operations.

Section 10.4                                  Other Remedies.

 The remedies provided herein and in the Notes shall be cumulative and in addition to all other remedies available under any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Agent’s or any Holder’s right to pursue actual and consequential damages for any failure by the Companies to comply with the terms of the Notes.  Amounts set forth or provided for herein and in the Notes with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holders and shall not, except as expressly provided herein, be subject to any other obligation of the Companies (or the performance thereof).  Each of the Companies acknowledges that a breach by it of its obligations hereunder and under the Notes will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate.  The Companies therefore agree that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 11

TERMINATION

In the event that the First Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to any Company’s or such Buyer’s failure to satisfy the conditions set forth in Section 5.1 and Section 5.2 (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this ARTICLE 11, the Companies shall remain obligated to reimburse the Buyers for the expenses described in Section 8.25 above.

ARTICLE 12

AGENCY PROVISIONS

Section 12.1                                  Appointment.

 Each of the Holders hereby irrevocably designates and appoints Agent as the administrative agent and agent of such Holder (or the Holders represented by it) under this Agreement and the other Transaction Documents for the term hereof (and Agent hereby accepts such appointment), and each such Holder irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Transaction Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Transaction Documents or otherwise exist against the Agent.  Any reference to the Agent in this Agreement or the other Transaction Documents shall be deemed to refer to the Agent solely in its capacity as Agent and not in its capacity, if any, as a Holder.

Section 12.2                                  Delegation of Duties.

 The Agent may execute any of its respective duties under this Agreement or the other Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

Section 12.3                                  Exculpatory Provisions.

 Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for actions occasioned by its or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Companies or any of their Subsidiaries or any officer thereof contained in this Agreement, the other Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of the Companies or any of their Subsidiaries to perform its obligations hereunder or thereunder.  The Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or of any other Transaction Document, or to inspect the properties, books or records of the Companies or any of their Subsidiaries.

Section 12.4                                  Reliance by Agent.

 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent.  The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have actual notice of any transferee.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Transaction Documents unless it shall first receive such advice or concurrence of the Required Holders (or, when expressly required hereby, all the Holders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Required Holders (or, when expressly required hereby, all the Holders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders and all future Holders.

Section 12.5                                  Notices of Default.

 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder or under any other Transaction Document unless it has received notice of such Event of Default in accordance with the terms of hereof or thereof or notice from a Holder or the Companies referring to this Agreement or the other Transaction Documents, describing such Event of Default and stating that such notice is a “notice of default.”  In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Holders.  The Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Holders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Holders, except to the extent that other provisions of this Agreement or the other Transaction Documents expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Holders or Required Holders, as applicable.

Section 12.6                                  Non-Reliance on the Agent and Other Holders.

 Each of the Holders expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Holder.  Each of the Holders, represents that it has made and will continue to make, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Companies and their Subsidiaries.  Except for notices, reports and other documents expressly required to be furnished to the Holders by the Agent hereunder or under the other Transaction Documents, the Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Companies or any of their Subsidiaries which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

Section 12.7                                  Indemnification.

 Each of the Holders hereby agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), ratably according to the respective amounts of their Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Transaction Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from the Agent’s gross negligence or willful misconduct.  The agreements in this Section 12.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement and the other Transaction Documents.

Section 12.8                                  The Agent in Its Individual Capacity.

 The Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Companies as though the Agent were not an Agent hereunder.  With respect to any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Holder and may exercise the same as though it were not an Agent, and the term “Holders” shall include the Agent in its individual capacity.

Section 12.9                                  Resignation of the Agent; Successor Agent.

 The Agent may resign as Agent at any time by giving thirty (30) days advance notice thereof to the Holders and the Companies and, thereafter, the retiring Agent shall be discharged from its duties and obligations hereunder.  Upon any such resignation, the Required Holders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Holders, then the Agent may, on behalf of the Holders, appoint a successor Agent reasonably acceptable to the Companies (so long as no Default or Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.  If no successor has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Holders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Holders appoint a successor agent as provided for above.

Section 12.10                                  Reimbursement by Holders.

 To the extent that the Companies for any reason fail to indefeasibly pay any amount required under Section 13.1 or Section 13.12 to be paid by it to the Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Holder severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Holder’s applicable percentage thereof (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity.  For the purposes of this Section 12.10, the “applicable percentage” of a Holder shall be the percentage of the total aggregate principal amount of the Notes represented by the Notes held by such Holder at such time.

ARTICLE 13

MISCELLANEOUS

Section 13.1                                  Payment of Expenses.

 The Companies shall reimburse the Holders on demand for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by the Holders in connection with the (i) documentation and consummation of the transactions contemplated hereunder and any other transactions between the Companies and Holders, including, without limitation, UCC and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review (including due diligence review) costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) administration and enforcement of any of the Holder’s rights under this Agreement or any other Transaction Document (including, without limitation, any costs and expenses of any third party provider engaged by the Holders for such purposes); (v) costs associated with any refinancing or restructuring of the Notes whether in the nature of a “work-out,” in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated; (vi) all reasonable out-of-pocket costs and expenses of the Agent and the Holders and their assignees (including, without limitation, attorneys’ fees) in connection with the assignment, transfers or syndication of the Notes; and (vii) from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Holders), that may be payable in connection with the Notes contemplated by this Agreement and the other Transaction Documents.  The Companies shall also pay all normal service charges with respect to all accounts maintained by each Company with the Holders and any additional services requested by a Company from the Holders.  All such costs, expenses and charges shall constitute Obligations hereunder, shall be payable by the Companies to the Holders on demand, and, until paid, shall bear interest at the highest rate then applicable to Notes hereunder.  Without limiting the foregoing, if (a) any Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or any Holder otherwise takes action to collect amounts due under such Note or to enforce the provisions of such Note or (b) there occurs any bankruptcy, reorganization, receivership of any of the Companies or other proceedings affecting creditors’ rights and involving a claim under such Note, then the Companies shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements (and including and such fees and disbursements related to seeking relief from any stay, automatic or otherwise in effect under any Bankruptcy Law).

Section 13.2                                  Governing Law; Jurisdiction; Jury Trial.

 All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.3                                  Counterparts.

 This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 13.4                                  Headings.

 The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 13.5                                  Severability.

 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 13.6                                  Entire Agreement; Amendments.

 This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Companies, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Companies or any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement, the Notes or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by the Companies and the Required Holders (or by the Agent with the consent of the Required Holders) (provided, that no amendment or waiver hereof shall increase any Buyer’s obligations hereunder or materially adversely affect the rights of such Buyer hereunder, in either case, without such Buyer’s written consent; and provided, further, no amendment or waiver shall extend the due date of any payment hereunder or under the Notes, decrease the amount of interest or other compensation payable hereunder or under the Notes, or modify Section 8.1 without the consent of the Holders of all Notes), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 13.6 shall be binding on all Buyers and holders of Securities, as applicable.  No such amendment or waiver shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or Holders of Notes, as the case may be.  None of the Companies has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, each of the Companies confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Companies or otherwise.

Section 13.7                                  Notices.

 Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Parent or any other Company:

QSGI Inc
400 Royal Palm Drive Way, Suite 302
Palm Beach, Florida 33480
Facsimile:
Attention:  Marc Sherman

QSGI Inc
70 Lake Drive
Hightstown, New Jersey 08520
Facsimile:  (609) 426-4543
Attention:  Seth Grossman

With a copy (for informational purposes only) to:

McDonald Hopkins LLC
505 South Flagler Drive
Suite 300
West Palm Beach, Florida 33401
Facsimile:  561-472-2122
Attention:  Alan Berger

If to the Transfer Agent:

American Stock Transfer and
Trust Company
59 Maiden Lane
New York, New York 10038
Facsimile:
Attention:

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Much Shelist
191 North Wacker Drive
Chicago, Illinois 60606
Telephone:                                (312) 521-2000
Facsimile:                                (312) 521-2100
Attention:                                Julie Hanusa

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

Section 13.8                                  Successors and Assigns.

 This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any purchasers of the Notes or Shares.  None of the Companies shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the each of the Holders of the Notes and Shares, including by way of a Change of Control.  A Buyer may assign some or all of its rights and obligations hereunder in connection with transfer of any of its Securities without the consent of the Companies, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights and obligations, and the Companies shall use their best efforts to ensure that such transferee is registered as a Holder and that any Liens on the Collateral shall be for the benefit of such Holder (as well as the other Holders of Notes).

Section 13.9                                  No Third Party Beneficiaries.

 This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 13.10                                  Survival.

 Unless this Agreement is terminated under ARTICLE 11, the representations, warranties, agreements and covenants of the Companies and the Buyers contained in the Transaction Documents shall survive the First Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

Section 13.11                                  Further Assurances.

 Each Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.12                                  Indemnification.

 In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Companies’ other obligations under the Transaction Documents, each Company shall jointly and severally defend, protect, indemnify and hold harmless each Buyer and each other Holder of any Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the

Companies in this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Companies contained in this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) the present or former status of Parent as a U.S. real property holding corporation for federal income tax purposes within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, if applicable, or (d) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Companies) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made to such Buyer pursuant to Section 8.26, or (iv) the status of such Buyer or Holder of the Securities as an investor in the Companies pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertakings by the Companies may be unenforceable for any reason, the Companies shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The indemnification provided in this Section 13.12 shall not apply to any Indemnified Liabilities which are the subject of the indemnification provided for in the Registration Rights Agreement, as well as shall not apply to those matters covered by the express exceptions to indemnification provided by the Registration Rights Agreement.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 13.12 shall be the same as those set forth in the Registration Rights Agreement. The agreements in this Section 13.12 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement and the other Transaction Documents.

Section 13.13                                  No Strict Construction.

 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 13.14                                  Waiver.

 No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 13.15                                  Payment Set Aside.

 To the extent that the Companies makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any of the Companies, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 13.16                                  Independent Nature of Buyers’ Obligations and Rights.

 The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and each of the Companies acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and each Company has caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANIES:

QSGI INC.

By:
Name:
Title:

QUALTECH INTERNATIONAL CORPORATION

By:
Name:
Title:

QUALTECH SERVICES GROUP, INC.

By:
Name:
Title:

QSGI-DPV INC.

By:
Name:
Title:

QSGI-CCSI, INC.

By:
Name:
Title:

AGENT:

VICTORY PARK MANAGEMENT, LLC

By:
Name:  Matthew Ray
Title:  Manager

BUYER:

VICTORY PARK CAPITAL, L.P.

By: Victory Park Capital Advisors, LLC, its investment manager

By:
Name:  Mathew Ray
Title:  Principal

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
First Closing Buyer	Subsequent Closing Buyer	Address and Facsimile Number	Aggregate principal Amount of Notes at First Closing	Aggregate Number of shares of Common Stock at First Closing	First Closing Purchase Price	Legal Representative’s Address and Facsimile Number

Victory Park Capital, L.P.	Victory Park Capital, L.P.	227 W. Monroe Street Suite 3900 Chicago, IL 60606 Telephone: 312.701.0788 Facsimile: 312.701.0794 Attention: Matthew Ray Residence: Delaware	$3,750,000	1,125,000	$3,750,000	Much Shelist 191 North Wacker Drive Chicago, Illinois 60606 Telephone: (312) 521-2000 Facsimile: (312) 521-2100 Attention: Julie Hanusa
			Total principal amount of Notes to be issued at First Closing: $3,750,000	Total shares of Common Stock to be issued at First Closing: 1,125,000	First Closing Purchase Price $3,750,000